BES:PAL
1169800060
110599 V1
121099 V2
122199 V3

EXHIBIT 10.8


                                      LEASE

                           450 WESTSIDE PARTNERS, LLC,

                                                       Landlord

                                       TO

                               WEBSTAKES.COM, INC.

                                                       Tenant

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                                    Premises:
                      A portion of the Seventh (7th) floor
                            at 450 West 33rd Street,
                            New York, New York 10001

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

                                TABLE OF CONTENTS

                        CAPTION                                           PAGE
                                                                          ----

ARTICLE 1  Demise, Premises, Term, Rents....................................1
ARTICLE 2  Use..............................................................3
ARTICLE 3  Failure To Give Possession.......................................4
ARTICLE 4  Preparation of the Demised Premises..............................5
ARTICLE 5  Adjustments Of Rent.............................................11
ARTICLE 6  Security Deposit................................................20
ARTICLE 7  Subordination, Notice To Lessors And Mortgagees.................23
ARTICLE 8  Quiet Enjoyment.................................................25
ARTICLE 9  Assignment And Subletting.......................................25
ARTICLE 10  Compliance With Laws And Requirements Of Public Authorities....33
ARTICLE 11  Insurance......................................................36
ARTICLE 12  Rules And Regulations..........................................39
ARTICLE 13  Tenant's Changes...............................................40
ARTICLE 14  Tenant's Property..............................................43
ARTICLE 15  Repairs And Maintenance........................................45
ARTICLE 16  Electricity....................................................46
ARTICLE 17  Heat, Ventilating And Air-Conditioning.........................49
ARTICLE 18  Landlord's Other Services......................................51
ARTICLE 19  Access, Changes In Building Facilities, Name...................53
ARTICLE 20  Notice Of Accidents............................................55
ARTICLE 21  Non-Liability And Indemnification..............................55
ARTICLE 22  Destruction Or Damage..........................................57
ARTICLE 23  Eminent Domain.................................................59
ARTICLE 24  Surrender; Holdover............................................60
ARTICLE 25  Conditions Of Limitation.......................................61
ARTICLE 26  Re-Entry By Landlord...........................................63
ARTICLE 27  Damages........................................................64
ARTICLE 28  Waiver.........................................................66
ARTICLE 29  No Other Waivers Or Modifications..............................67
ARTICLE 30  Curing Tenant's Defaults, Additional Rent......................68
ARTICLE 31  Broker.........................................................69
ARTICLE 32  Notices........................................................69
ARTICLE 33  Estoppel Certificate...........................................70


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ARTICLE 34  Arbitration....................................................70
ARTICLE 35  No Other Representations, Construction, Governing Law,
            Consents ......................................................71
ARTICLE 36  Parties Bound..................................................72
ARTICLE 37  Certain Definitions And Construction...........................72
ARTICLE 38  Adjacent Excavation And Construction; Shoring; Vaults..........73
ARTICLE 39  Renewal Option.................................................73
ARTICLE 40  Temporary Space................................................76
           Testimonium and Signatures......................................71
           Acknowledgments.................................................72
 EXHIBIT A  DESCRIPTION....................................................79
 EXHIBIT B  FLOOR PLAN.....................................................80
 EXHIBIT C  TEMPORARY SPACE................................................81
 EXHIBIT D  RULES AND REGULATIONS..........................................82
 EXHIBIT E  DEFINITIONS....................................................86
 EXHIBIT F  CERTIFICATE OF OCCUPANCY.......................................89

-------------------------
      This Index is included only as a matter of convenience of reference and shall not be deemed or construed in any way to define or limit the scope of the following lease or the intent of any provision thereof.


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

                                      LEASE

      LEASE dated as of January 12, 2000, between 450 WESTSIDE PARTNERS, LLC, a Delaware limited liability company, having an office at 230 Park Avenue, New York, New York 10169 (hereinafter referred to as "Landlord") and WEBSTAKES.COM, INC., a Delaware corporation having an office at 220 East 23rd Street, Suite 607, New York, New York 10010 (hereinafter referred to as "Tenant").

                                   WITNESSETH:

                                   ARTICLE 1..
                          Demise, Premises, Term, Rents

            1.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 450 West 33rd Street, in the Borough of Manhattan, City, County and State of New York (hereinafter referred to as the "Building"), on the parcel of land more particularly described in Exhibit A (hereinafter referred to as the "Land"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

            1.02 The premises hereby leased to Tenant are a portion of the seventh (7th) floor of the Building, as shown on the floor plan annexed hereto as Exhibit B. Said premises together with all fixtures and equipment which at the commencement, or during the term, of this lease are thereto attached (except items not deemed to be included therein and removable by


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

Tenant as provided in Article 14) constitute and are hereinafter referred to as the "Demised Premises".

            1.03 The term of this lease, for which the Demised Premises are hereby leased, shall commence on a date (herein referred to as the "Commencement Date") which shall be (i) the day on which the portions of "Landlord's Work" (as defined in Article 4) set forth in subsection 4.02(a) and (b) have been substantially completed (as set forth in Section 4.04) and Landlord shall have given Tenant at least three (3) days prior notice thereof (which notice, notwithstanding anything in this lease to the contrary, may be hand-delivered) or (ii) the day Tenant, or anyone claiming under or through Tenant, first occupies the Demised Premises for business, whichever occurs earlier, and shall end at 11:59 p.m. of the last day of the calendar month in which occurs the day preceding the fifteenth (15th) anniversary of the Rent Commencement Date (as defined in Section 1.08), which ending date is hereinafter referred to as the "Expiration Date", or shall end on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law. Promptly following the Commencement Date the parties hereto (hereinafter sometimes referred to as the "parties" and individually as a "party") shall enter into a recordable supplementary agreement setting forth the dates of the Commencement Date and the Expiration Date and if they cannot agree thereon within fifteen (15) days after either party's request therefor, such dates shall be determined by arbitration in the manner provided in Article 34. Notwithstanding the foregoing, the failure of the parties to execute such agreement shall not defer the Commencement Date or otherwise invalidate this lease.

            1.04 The "rents" reserved under this lease, for the term thereof, shall be and consist of:

                  (a) "fixed rent" as follows:

                        (i) $1,232,230.50 per annum ($102,685.88 per month) from
the Rent Commencement Date (as hereafter defined) through the day next preceding the fifth (5th) anniversary of the Rent Commencement Date, both dates inclusive; and

                        (ii) $1,342,579.50 per annum ($111,881.63 per month)
from the fifth (5th) anniversary of the Rent Commencement Date through the day next preceding the tenth (10th) anniversary of the Rent Commencement Date, both dates inclusive; and

                        (iii) $1,452,928.50 per annum ($121,077.38 per month)
from the tenth (10th) anniversary of the Rent Commencement Date and continuing thereafter throughout the remainder of the term of this lease, all of which shall be


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payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this lease (except that Tenant shall pay, upon the execution and delivery of this lease by Tenant, the sum of $102,685.88, to be applied against the first rents becoming due under this lease), and

                  (b) "additional rent" consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent), all to be paid to Landlord at its office, or such other place, or to such agent and at such place, as Landlord may designate by written notice to Tenant given at least ten (10) business days prior to the due date thereof, in lawful money of the United States of America.

            1.05 Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever except as expressly provided in this lease.

            1.06 If the Rent Commencement Date occurs on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be prorated and the balance of the first month's fixed rent theretofore paid shall be credited against the next monthly installment of fixed rent.

            1.07 Tenant acknowledges that it has no rights to any development rights, "air rights" or comparable rights appurtenant to the Land and Building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be reasonably requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section l.07 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New
York) in the Land and Building.

            1.08 For purposes of this lease, the term Rent Commencement Date shall mean the date which is the six (6) month anniversary of the Commencement Date, it being agreed and understood that Tenant shall have no obligation to pay any fixed rent during the period from the Commencement Date to the Rent Commencement Date.

                                   ARTICLE 2.
                                       Use

            2.01

                  (a) Tenant shall use and occupy the Demised Premises for executive and general offices and for no other purpose.


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                  (b) Notwithstanding anything to the contrary contained above or elsewhere in this Lease, portions of the Demised Premises may be used for the following: (i) installation and operation of one or more pantry areas for warming or reheating but not for cooking, including microwave oven, dwyer unit, one or more refrigerators and other similar equipment and machines for the preparation and storage of food and beverages for Tenant's officers and directors, employees, staff and business visitors; (ii) sale in the Demised Premises for Tenant's officers and directors, employees, staff and business visitors, by vending machines of any item the sale of which is not prohibited by law, whether by Tenant or third parties; (iii) use of an area of the Demised Premises as a lunchroom for consumption of food and beverages by Tenant's officers and directors, employees, staff and business visitors; (iv) installation and operation in the Demised Premises of general office equipment, including electronic data, and word processing equipment, computers and business machines and printing and other reproducing equipment and (v) installation and operation of communication equipment (including, without limitation, telecommunication equipment) (telecopiers, telex and video conferencing equipment and other similar equipment as are now, or in the future, typically installed in a business office).

            2.02 If any governmental license or permit, other than a Certificate of Occupancy or other license or permit required for the mere occupancy of the Demised Premises for the purposes set forth in Section 2.01(a), shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way adversely affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit. Upon Tenant's request and at Tenant's expense, Landlord shall join in the application for any licenses, permits, approvals and authorizations (except for an application to change the Certificate of Occupancy) whenever such joining by Landlord shall be required by any governmental agency having jurisdiction.

            2.03 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building, a true and complete copy of which is annexed hereto as Exhibit F.

                                   ARTICLE 3.
                           Failure To Give Possession

            3.01

                  (a) If the Demised Premises or any additional space to be included within the Demised Premises shall not be available for occupancy by Tenant on the


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specific date hereinbefore designated for the commencement of the term of this lease or for the inclusion of such space for any reason whatsoever, then this lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the Demised Premises or the additional space, as the case may be, shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the Demised Premises or the additional space until the same are available for occupancy by Tenant; provided, however, Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the Demised Premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no way affect the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of this lease. This Section 3.01 shall be deemed to be an express provision to the contrary of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

                  (b) Notwithstanding anything hereinabove or in this lease to the contrary, in the event that the items (a) - (f) of Landlord's Work (as set forth in Section 4.02) have not been substantially completed (as set forth in
Section 4.04) by April 1, 2000 (hereinafter referred to as the "Outside Date"), Tenant shall be entitled to terminate this Lease by notice (hereinafter referred to as the "Termination Notice") to Landlord sent within ten (10) days after the Outside Date (hereinafter referred to as the "Notice Date") which Termination Notice shall set forth a date (hereinafter referred to as the "Termination Date") upon which this lease shall terminate and which Termination Date shall be at least fifteen (15) business days after the Notice Date. In the event Tenant sends the Termination Notice as set forth above and items (a)-(f) of Landlord's Work shall not have been substantially completed by the Termination Date, this lease shall terminate, Landlord shall return to Tenant all pre-paid fixed rent and security previously paid to Landlord hereunder and neither party shall have any further rights or obligations hereunder and said right of termination shall be Tenant's sole remedy for the failure of items (a)-(f) of Landlord's Work to have been substantially completed by the Termination Date. The Outside Date, the Notice Date and the Termination Date shall each be postponed by one (1) day for each day that items (a)-(f) of Landlord's Work have not been substantially completed by reason of (x) any willful or negligent act or omission by Tenant or any of its agents, employees, contractors or invitees or (y) any of the occurrences set forth in Section 21.03 of this lease.

                                   ARTICLE 4.
                       Preparation of the Demised Premises

            4.01 Tenant has fully inspected the Demised Premises and is satisfied with the condition thereof and except for Landlord's performance of "Landlord's Work" as hereinafter


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defined, Tenant agrees to accept possession of the Demised Premises in their "as is" condition (except for latent defects).

            4.02 Landlord agrees that it shall perform the following items of work, at its expense, as "Landlord's Work" (items 4.02(c)-(g) of which shall be performed contemporaneously with the performance by or on behalf of Tenant of "Tenant's Work" as defined in Section 4.03 and which items shall be substantially completed (as set forth in Section 4.04) on or before the date that Tenant substantially completes Tenant's Work );

                  (a) Demolish the present installation in the Demised Premises except for the sprinkler system, and, to the extent not presently installed, install any demising walls necessary to provide a perimeter of the Demised Premises and to separate the Demised Premises from the balance of the seventh
(7th) floor and deliver same vacant and in broom clean condition.

                  (b) Deliver to Tenant an ACP-5 Certificate.

                  (c) Provide a connection point to the Building sprinkler system (connection and distribution to be performed by Tenant).

                  (d) Provide a central point of connection to the Building Class E fire system.

                  (e) Place all perimeter heating units in the Demised Premises in good working order.

                  (f) Flash patch and level major imperfections in floor surface as necessary.

                  (g) Furnish and install not more than two (2) building standard water cooled air-conditioning units having an aggregate capacity of one hundred (100) tons (ductwork to be provided by Tenant, at its expense) and construct two (2) enclosures within the Demised Premises to house said air-conditioning units using Building standard dry wall partitioning. Tenant shall on or before March 1, 2000 deliver to Landlord plans and specifications (hereinafter collectively referred to as the "Plans") indicating the location of the two (2) enclosures and the capacities of each of the two (2) aforesaid air-conditioning units, which shall not exceed an aggregate of one hundred (100) tons. Landlord shall within fifteen (15) days of receipt thereof either approve or disapprove the Plans (which approval shall not be unreasonably withheld, conditioned or delayed). If Landlord disapproves the Plans, Tenant will revise same in accordance with Landlord's comments and will resubmit them within ten
(10) days from receipt of Landlord's disapproval. Once the Plans are approved as aforesaid, Landlord shall construct such enclosures and provide such air-conditioning units within sixteen (16) weeks


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from the date of Landlord's approval of the Plans, which sixteen (16) week period is subject to extension by reason of (x) any willful or negligent act or omission by Tenant or any of its agents, employees, contractors or invitees (including, without limitation, any failure of Tenant to submit or resubmit the above-mentioned Plans by the dates required) or (y) any of the occurrences set forth in Section 21.03 of this lease.

      Any work performed, installations made or access permitted by Landlord pursuant to this Article 4 or elsewhere in this lease shall be made with reasonable diligence and in a manner designed to minimize interference with, or disruption of, Tenant's normal business operations, provided, however, that, Landlord shall not be obligated to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever unless Tenant shall agree to pay solely overtime costs or expenses. Landlord shall promptly repair any damage to the Demised Premises or Tenant's property caused by such work or installations and all such work shall be performed in a first class manner.

      Any pipes, ducts, or conduits installed in or through the Demised Premises pursuant to this Article 4 shall be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Demised Premises, or completely furred at points immediately adjacent to partitioning columns or ceilings located or to be located in the Demised Premises, provided that the installation of such pipes, ducts, or conduits, when completed, shall not reduce the usable area of the Demised Premises (except to a de minimis extent).

            4.03 Any other installations, materials or work which may be undertaken by or for the account of Tenant to equip, decorate or furnish the Demised Premises for Tenant's occupancy (hereinafter referred to as "Tenant's Work") shall be performed by Tenant, at its sole cost and expense, in accordance with all the terms, covenants and conditions of this lease, including without limitation, Articles 13 and 14 hereof, as if such Tenant's Work was a "Tenant's Change" as defined in Article 13. Tenant's Work shall include the construction of a unisex lavatory which complies with the requirements of The Americans with Disabilities Act of 1990, as amended.

            4.04 Landlord's Work shall be deemed substantially complete notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to the performed, the noncompletion of which does not materially interfere with Tenant's use of the Demised Premises. Landlord shall promptly commence and thereafter diligently pursue such items to completion.

            4.05 If and when Tenant shall take actual possession of the Demised Premises to prepare the same for Tenant's occupancy, it shall be conclusively presumed that the same were in satisfactory condition (except for latent defects and completion of any punch list item) as of the date of such taking of possession, unless within sixty (60) days after the Commencement


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Date Tenant shall give Landlord notice specifying the respects in which the
Demised Premises were not in satisfactory condition.

            4.06

                  (a) Landlord agrees to pay to Tenant, as hereinafter provided, after the Termination Date has occurred without Tenant having terminated this lease pursuant to Section 3.01(b), an amount (hereinafter referred to as the "Construction Reimbursement") equal to $932,075.00 to be applied to the costs actually paid by Tenant to perform or cause the performance of, in accordance with, and subject to, all of the terms, covenants and conditions of this lease, all Tenant's Work (which may include architect's fees, engineering fees, space planning fees and filing fees and expenses and other typical "soft costs" (hereinafter collectively referred to as the "Soft Costs") provided Soft Costs may not exceed fifteen (15%) percent of the aggregate Construction Reimbursement), other than the cost of Tenant's Property (as herein defined) and any other item which constitutes Tenant's personal property and which is removable by Tenant from the Demised Premises on the Expiration Date, provided that at the time the Construction Reimbursement (or any portion thereof) is otherwise payable to Tenant hereunder, Tenant is not in default of any of the terms, covenants and conditions of this lease on Tenant's part to observe, perform or comply with which default continues after notice and the expiration of any applicable cure period. In the event that any portion of the Construction Reimbursement has not been expended upon the completed performance of Tenant's Work, Tenant shall be allowed a credit in the amount of the unexpended balance of the Construction Reimbursement against the fixed rent otherwise next becoming due pursuant to the provisions of Section 1.04(a) of this lease.

                  (b) Subject to the provisions of paragraph (c) hereof, the Construction Reimbursement (or the outstanding balance thereof, as the case may be) shall be paid by Landlord to Tenant within thirty (30) days after the following conditions have been met, provided Tenant is not then in default of any of the terms, covenants and conditions of this lease on Tenant's part to observe, perform or comply with which default continues after notice and the expiration of any applicable cure period:

                        (i) Tenant's Work has been performed and substantially completed in substantial accordance with the plans and specifications theretofore approved by Landlord, and otherwise in accordance with, and subject to, all of the applicable provisions of this lease and there are no violations or liens pending as a result of Tenant's Work; and

                        (ii) Tenant shall have submitted to Landlord, upon such completion of all Tenant's Work, the following:


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                        (w) copies of contractors' paid receipted invoices or
paid receipts for deposits for all work done and all supplies furnished in connection with Tenant's Work;

                        (x) a written statement from Tenant's architect certifying that Tenant's Work has been substantially completed, and, to architect's knowledge, was performed and completed substantially in accordance with the plans and specifications theretofore approved by Landlord;

                        (y) lien waivers and general releases from each contractor, subcontractor and supplier to the extent of the total amount to be paid to such parties for the portions of Tenant's Work performed or supplied by such parties; and

                        (z) a requisition (herein referred to as the "Final Request") for the Construction Reimbursement (or the outstanding balance thereof, as the case may be).

                  (c) Notwithstanding anything to the contrary hereinbefore set forth, but provided Tenant is not then in default of any of the terms, covenants or conditions of this lease on Tenant's part to observe, perform or comply with which default continues after notice and the expiration of any applicable cure period, Landlord hereby agrees to make periodic payments of portions of the Construction Reimbursement to Tenant, or, at Landlord's or Tenant's option, directly to Tenant's contractor, as Tenant's Work progresses, in accordance with the terms and conditions hereinafter set forth:

                        (i) Tenant shall submit to Landlord from time to time, but not more often than once per month requisitions (each being herein referred to as a "Tenant's Request") for such periodic payment with respect to the portion(s) of Tenant's Work performed subsequent to the immediately preceding Tenant's Request, together with the following:

                  (w) copies of invoices or paid receipts for deposits from the contractors, subcontractors or suppliers performing, or supplying materials for, the portions of Tenant's Work referred to in such Tenant's Request; and

                  (x) a certificate from Tenant's architect setting forth such architect's good faith estimate of the total cost of Tenant's Work (including, without limitation, the Soft Costs) (hereinafter referred to as the "Total Cost") which Total Cost shall be subject to Landlord's verification thereof and which Total Cost shall be adjusted from time to time as such Total Cost changes;

                  (y) except with respect to disbursements made for soft costs, a certificate from Tenant's architect that, to architect's knowledge, such portion of Tenant's Work has been performed substantially in accordance with the plans and specifications theretofore approved by Landlord, and otherwise substantially in accordance with, and subject to, all of the applicable provisions of this lease; and


                  (z) lien waivers and general releases from each contractor, subcontractor and supplier to the extent of the amount to be paid to such parties as provided in such Tenant's Request provided, however, that Landlord shall not be entitled to refuse to make a payment requested in such Tenant's Request solely because Tenant has not delivered such lien waivers or general releases, provided that the aggregate amount of such work and supplies for which lien waivers and general releases were not delivered, together with work and supplies in previous Tenant's Requests for which lien waivers and general releases were not delivered, do not exceed Fifty Thousand and 00/100 ($50,000.00) Dollars.;

                        (ii) Landlord shall have the right, from time to time, to enter the Demised Premises for the purpose of verifying that the portion of Tenant's Work covered by Tenant's Request or the Final Request, as the case may be, has been performed in accordance with said plans and specifications, either by Landlord's architect or by an independent architect retained by Landlord at Landlord's sole cost and expense, or to otherwise inspect any or all aspects of Tenant's Work. Provided the portion of Tenant's Work with respect to which a Tenant's Request (or, with respect to a Final Request, all of Tenant's Work) shall have been completed in accordance with the applicable provisions of this lease and Tenant shall otherwise have complied with the provisions of this
Section 4.06, then within thirty (30) days after Landlord's receipt of Tenant's Request or the Final Request, as the case may be, together with the accompanying documentation, Landlord shall pay to Tenant the "Percentage Payment" (as such term is hereinafter defined) with respect to the amounts shown on such Tenant's Request or the Final Request, as the case may be, for the portions of Tenant's Work reflected thereon. For purposes hereof, the "Percentage Payment" shall mean ninety (90%) percent of the product of (x) amounts shown on such Tenant's Request or the Final Request, as the case may be, for portions of Tenant's Work reflected thereon and (y) a fraction, the numerator of which is the amount of the Construction Reimbursement and the denominator of which is the Total Cost, as certified by Tenant's architect, as aforesaid (but in no event shall such fraction be greater than one (1)). The balance of the Construction Reimbursement, if any, after the completion of Tenant's Work, shall be paid to Tenant in accordance with the terms and conditions set forth in Paragraph (b) above, and after full satisfaction of such conditions. Notwithstanding anything contained herein to the contrary, in no event shall the sum of all Percentage Payments exceed the amount of the Construction Reimbursement.


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

                        (iii) Notwithstanding anything to the contrary, in no event shall the Construction Reimbursement, or the aggregate of all Percentage Payments, exceed $932,075.00.

                                    ARTICLE 5
                               Adjustments Of Rent

            5.01 Tax Escalation. For the purpose of Sections 5.01-5.06:

                  (a) "Taxes" shall mean the real estate taxes and assessments and special assessments imposed upon the Building and the Land including, without limitation, any assessments for public improvement or benefit to the Building or Land, or the locality in which the Land is situated, such as Business Improvement District taxes and assessments. If at any time during the term of this lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof;

      The term "Taxes" shall not include any income, franchise, transfer, inheritance, capital stock or other similar tax imposed on Landlord unless, due to a future change in the method of taxation, an income, franchise, transfer, inheritance, capital stock or other tax shall be levied against Landlord in substitution for any tax or increase therein which would otherwise constitute "Taxes", as defined in the first sentence of paragraph (a), in which event such income, franchise, transfer, inheritance, capital stock or other tax shall be deemed to be included in the term "Taxes" but any such income or similar tax shall be computed as if the Building and the Land were the only property of Landlord.

      If, by law, any assessment may be paid in installments, then, for the purposes hereof (i) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (ii) there shall be included in Taxes, for each Tax Year in which such installments may be paid, the installments of such assessment so becoming payable during such Tax Year, together with any interest thereon payable during such Tax Year.

                  (b) "Base Tax Year" shall mean fiscal year July 1, 1999 to June 30, 2000, inclusive;

                  (c) "Base Tax Rate" shall mean the Taxes, as finally determined, for the Base Tax Year;

                  (d) "Tax Year" shall mean the fiscal year for which Taxes are levied by the governmental authority;

                  (e) "Tenant's Proportionate Share" shall mean for purposes of this lease and all calculations in connection herewith 2.62%, which has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of the Demised Premises as set forth below (which rentable square foot area is hereinafter sometimes referred to as the "Multiplication Factor") and the denominator of which is the agreed rentable square foot area of the Building as set forth below. The parties agree that the rentable square foot area of the Demised Premises shall be deemed to be 36,783 square feet and that the agreed rentable square foot area of the Building shall be deemed to be 1,405,000 square feet (hereinafter referred to as the "Building Area").

                  (f) "Tenant's Projected Share of Taxes" shall mean the Tax Payment (as hereinafter defined), if any, payable by Tenant for the immediately prior Tax Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

            5.02 If the Taxes for any Tax Year shall be more than the Base Tax Rate, Tenant shall pay, as additional rent for such Tax Year, an amount equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Rate. (The amount payable by Tenant is hereinafter referred to as the "Tax Payment".) The Tax Payment and the Base Tax Rate shall be appropriately prorated, if necessary, to correspond with that portion of a Tax Year occurring within the Term of this lease. The Tax Payment shall be payable by Tenant within thirty (30) days after receipt of a demand (hereinafter referred to as a "Tax Statement") from Landlord therefor but in no event more than thirty (30) days prior to the date such Taxes are due to the applicable governmental authority, which Tax Statement shall be accompanied by a copy of the tax bill together with Landlord's computation of the Tax Payment. If the Taxes for any Tax Year are payable to the taxing authority on an installment basis, the Tax Payment for such Tax Year shall be payable by Tenant, on a corresponding installment basis.

            5.03 Notwithstanding the fact that the increase in rent is measured by an increase in Taxes, such increase is additional rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

            5.04 Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and Building. Should Landlord be successful in any such reduction proceedings and obtain a rebate or a reduction in assessment for periods during which Tenant has paid or is obligated to pay Tenant's Proportionate Share of increases in Taxes then either (a) Landlord shall, in the event a rebate is obtained, return Tenant's Proportionate Share of such rebate to Tenant after deducting Landlord's actual out-of-pocket expenses, including without limitation, reasonable attorneys' fees and disbursements in connection with such rebate (such expenses incurred with respect to a rebate or reduction in assessment being hereinafter referred to as "Tax Expenses"), or, (b) if a reduction in assessment is obtained prior to the date Tenant would be required to pay Tenant's Proportionate Share of such increase in Taxes, Tenant shall pay to Landlord, upon written request, Tenant's Proportionate Share of such Tax Expenses.

            5.05 Commencing with the first Tax Year after Landlord shall be entitled to receive a Tax Payment, Tenant shall pay to Landlord, as additional rent for the then Tax Year, Tenant's Projected Share of Taxes. Upon each date that a Tax Payment or an installment on account thereof shall be due from Tenant pursuant to the terms of Section 5.02 hereof, Landlord shall apply the aggregate of the installments of Tenant's Projected Share of Taxes then on account with Landlord against the Tax Payment or installment thereof then due from Tenant. In the event that such aggregate amount shall be insufficient to discharge such Tax Payment or installment, Landlord shall so notify Tenant in a demand served upon Tenant pursuant to the terms of Section 5.02, and the amount of Tenant's payment obligation with respect to such Tax Payment or installment pursuant to Section
5.02 shall be equal to the amount of the insufficiency. If, however, such aggregate amount shall be greater than the Tax Payment or installment, Landlord shall forthwith, at Tenant's option, either (a) pay the amount of excess directly to Tenant concurrently with the notice or (b) permit Tenant to credit the amount of such excess against the next monthly installment of fixed rent due hereunder and, if the credit of such payment is not sufficient to liquidate the entire amount of such excess, Landlord shall then pay the amount of any difference to Tenant within thirty (30) days of receipt of such determination.

            5.06

                  (a) Anything in this Article 5 to the contrary notwithstanding, in the event that the holder of any superior mortgage or the lessor of any superior lease (as such terms are defined in Section 7.01 hereof) shall require advance payments from Landlord on account of Taxes, then Tenant will pay Tenant's Proportionate Share of any amounts required to be paid in advance by Landlord with the holder of the superior mortgage or the lessor of the superior lease to the extent that such payments made by Landlord exceed the

Base Tax Rate. Any payments to be made by Tenant under this Section 5.06(a) shall be made ten (10) days prior to the date Landlord is required to make such payments to the holder of the superior mortgage or the lessor of the superior lease;

                  (b) Anything in Sections 5.01 through 5.06 to the contrary notwithstanding, in no event whatsoever shall the fixed rent be reduced below the fixed rent initially set forth in Section 1.04(a) hereof as same may be increased by provisions of this lease other than Sections 5.01 through 5.06.

            5.07 Expense Escalation. For purposes of Sections 5.07 - 5.12:

                  (a) "Operating Expenses" shall mean any or all expenses incurred by Landlord in connection with the operation of the Building including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder and such expenses shall include: (i) salaries, wages, medical, surgical and general welfare benefits (including group life insurance), pension payments and other fringe benefits of employees of Landlord at a level of Building Manager or below engaged in the operation and maintenance of the Building (the salaries and other benefits aforesaid of such employees servicing the Building shall be comparable to those of employees servicing buildings similar to the Building, located in the Borough of Manhattan); (ii) payroll taxes, worker's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i); (iii) the cost of all charges for steam, heat, ventilation, air conditioning and water (including sewer rental) furnished to the public portions of the Building and/or used in the operation of all of the service facilities of the Building and the cost of all charges for electricity furnished to the public and service areas of the Building and/or used in the operation of all of the service facilities of the Building including any taxes on any of such utilities; (iv) the cost of all charges for rent, casualty, war risk insurance (if obtainable from the United States government) and of liability insurance for the Building to the extent that such insurance is required to be carried by Landlord under any superior lease or superior mortgage or if not required under any superior lease or superior mortgage then to the extent such insurance is carried by owners of buildings comparable to the Building; (v) the cost of all building and cleaning supplies for the common areas of the Building and charges for telephone for the Building; (vi) the cost of all charges for management, security, cleaning and service contracts for the Building (if no managing agent is employed by Landlord, there shall be included in Operating Expenses a sum equal to 2.5% of all rents and other charges collected from tenants or other permitted occupants of the Building); (vii) the cost of rentals of capital equipment designed to result in savings or reductions in Operating Expenses which costs shall not exceed the savings realized; (viii) the cost incurred , which are non-capital expenditures, in connection with the maintenance and repair of the Building; and (ix) expenditures for capital improvements (l) which under generally accepted accounting principles as applied to real estate practice are expensed or regarded as deferred expenses and (2) which are required by any law enacted after the date of this lease or any amendment enacted after the date of this lease of any existing law and (3) which are designed to result in a saving in the amount of Operating Expenses, in any of such cases the cost thereof shall be included in Operating Expenses for the Operational Year in which the costs are incurred and subsequent Operational Years, amortized on a straight line basis, over the useful life thereof as determined in accordance with generally accepted accounting principles consistently applied, (except that, with respect to a capital improvement which is of the type specified in clause (3), such cost shall be amortized over such period of time as Landlord reasonably estimates such savings in Operating Expenses will equal Landlord's cost for such capital improvement but in no event in excess of the amount of savings actually realized in any Operational Year), with an interest factor in any of such cases equal to two (2%) percent above the prime rate (hereinafter referred to as the "Base Rate") of The Chase Manhattan Bank, N.A. (or Citibank, N.A. if The Chase Manhattan Bank, N.A. shall not then have an established prime rate; or the prime rate of any major banking institution doing business in New York City, as selected by Landlord, if none of the aforementioned banks shall be in existence or have an established prime rate) at the time of Landlord's having incurred said expenditure. Landlord may use related or affiliated entities to provide services or furnish materials for the Building provided that the rates or fees charged by such entities are reasonably competitive with those charged by unrelated or unaffiliated entities in the same area in the Borough of Manhattan as the Building, for the same services or materials. Provision in this lease for an expense to be Landlord's expense or at Landlord's expense shall not affect the inclusion thereof, to the extent provided above, in Operating Expenses.

      Operating Expenses shall exclude or have deducted from them, as the case may be, and as shall be appropriate:

                  1. leasing and brokerage commissions in connection with leases of space in the Building;

                  2. salaries, fringe benefits and other compensation of personnel above the grade of building manager;

                  3. the cost of any electricity furnished to the Demised Premises or any other space leased or available for lease in the Building;

                  4. except as otherwise hereinabove provided, the cost of any repair or replacement, alteration, addition or change or expenses of any kind or nature whatsoever which is a capital expenditure under generally accepted accounting principles consistently applied;

                  5. the cost of items, including overtime HVAC and insurance premiums, for which Landlord is directly compensated or is entitled to be compensated by payment by tenants, or any other party including this Tenant (except pursuant to provisions similar in intent to Sections 5.07-5.11 for the payment of a share of the costs of operating the Building), which are not included in fixed rent;

                  6. the cost of repairs or replacements incurred by reason of insured fire or other casualty, or condemnation;

                  7. advertising and promotional expenditures and any other expense incurred in connection with the renting of space;

                  8. legal and other professional or consulting fees incurred in disputes with tenants, and legal, arbitration and auditing fees other than legal, arbitration and auditing fees reasonably incurred (a) in connection with the maintenance and operation of the Building or (b) in connection with the preparation of statements required pursuant to rental escalation provisions;

                  9. depreciation of the Building, equipment or other improvements;

                  10. mortgage or other interest and/or debt service; ground rents or any other payments under any superior leases;

                  11. any initial construction work performed by Landlord for tenants, and tenant alteration work or change work, including any utilities, fees or services incurred in connection with the performance of such work;

                  12. painting and decorating of areas to be occupied by tenants or licensees; special services (i.e., beyond the normal repair, maintenance and operating of the Building) provided without extra charge, beyond fixed rent, to some but not all tenants in the Building;

                  13. Taxes;

                  14. lease takeover costs and related expenses;

                  15. any wages, salaries, fringe benefits and other compensation of Landlord's employees (except as set forth in Section 5.07(a)(i) and (ii) above) or any general and administrative overhead of Landlord;

                  16. costs incurred with respect to a sale of all or any portion of the Building or any interest therein or in connection with the purchase or sale of any air or development rights;

                  17. any interest, fine, penalty or other late charges payable by Landlord;

                  18. the cost of removing, encapsulating or otherwise abating any asbestos or other hazardous materials in the Building except with respect to any materials which are determined to be hazardous after the date of this lease;

                  19. franchise, income, transfer, gains, inheritance, personal property or other tax imposed on Landlord, the Building or the Land, subject to the provisions of Sections 5.01-5.06, inclusive of this lease;

                  20. the cost of the acquisition or installation of any sculpture, paintings or other objects of art in excess of amounts typically spent for such items in comparable buildings in the vicinity of the Building;

                  21. the cost of performing work or furnishing services to or for any tenant including Tenant, at Landlord's expense, to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Building at Landlord's expense;

                  22. the cost of any items or services for which Landlord is reimbursed, or is entitled to be reimbursed by insurance or otherwise (including reimbursement by any tenant) or would have been reimbursed if Landlord would have obtained the insurance required under this Lease;

                  23. the cost of furnishing and installing replacement light bulbs and ballasts in tenanted areas of the Building;

                  24. any fee for the management of the Building other than the fees specified in Section 5.07(a)(vi);

                  25. any rent, additional rent or other charge under any lease or sublease to be assumed, directly or indirectly, by Landlord;

                  26. the cost of any work or service performed for any property other than the Building and the Land; and

                  27. payments to Landlord or entities affiliated with Landlord to the extent they are materially in excess of amounts that would have been paid to third parties for the same item or service.

            If during all or part of the Base Operational Year (as hereinafter defined) or any other Operational Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to office portions of the Building due to the fact that (i) such portions are not occupied or leased, (ii) such item of work or service is not required or desired by the tenant of such portion, or (iii) such tenant is itself obtaining and providing such item of work or service, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building or to such tenant.

                  (b) "Operational Year" shall mean each calendar year during the Term hereof.

                  (c) "Base Operational Year" shall be calendar year 2000;

                  (d) "Operating Expense Base" shall mean Operating Expenses for the Base Operational Year;

                  (e) "Tenant's Projected Share of Operating Expenses" shall mean Tenant's Operating Expense Payment (as hereinafter defined), if any, for the prior Operational Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

            5.08 After the expiration of the Base Operational Year, Landlord shall furnish Tenant a statement setting forth the aggregate amount of the Operating Expenses for the Base Operational Year. After the expiration of each Operational Year after the Base Operational Year, Landlord shall furnish Tenant a statement setting forth the aggregate amount of the Operating Expenses for such Operational Year. The statement furnished under this Section 5.08 is hereinafter referred to as an "Operating Statement".

            5.09 If the Operating Expenses for any Operational Year shall be more than the Operating Expense Base, Tenant shall pay, as additional rent for such Operational Year, an amount equal to Tenant's Proportionate Share of the amount by which the Operating Expenses for such Operational Year are greater than the Operating Expense Base. (The amount payable by Tenant is hereinafter referred to as the "Operating Expense Payment".) The Operating Expense Payment shall be prorated, if necessary, to correspond with that portion of an Operational Year occurring within the Term of this lease. The Operating Expense Payment shall be payable by Tenant within thirty (30) days after receipt of the Operating Statement.

            5.10 Commencing with the first Operational Year after Landlord shall be entitled to receive an Operating Expense Payment, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant's Projected Share of Operating Expenses. If the Operating Statement furnished by Landlord to Tenant at the end of then Operational Year shall indicate that Tenant's Projected Share of Operating Expenses exceeded the Operating Expense Payment, Landlord shall forthwith, at Tenant's option, either
(a) pay the amount of excess directly to Tenant concurrently with the notice or
(b) permit Tenant to credit the amount of such excess against the subsequent payment of fixed rent due hereunder; if such Operating Statement furnished by Landlord to Tenant hereunder shall indicate that the Operating Expense Payment exceeded Tenant's Projected Share of Operating Expenses for the then Operational Year, Tenant shall, within thirty (30) days of Landlord's written demand therefor, pay the amount of such excess to Landlord.

            5.11 Every Operating Statement given by Landlord pursuant to Section
5.08 shall be conclusive and binding upon Tenant unless (i) within sixty (60) days after the receipt of such Operating Statement Tenant shall notify Landlord that it disputes the correctness of the Operating Statement, specifying the particular respects in which the Operating Statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, shall submit the dispute to arbitration within one hundred fifty (150) days after receipt of the Operating Statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall within thirty (30) days after receipt of such Operating Statement, pay additional rent, if due, in accordance with the Operating Statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall, on demand, pay Tenant the amount of Tenant's overpayment of rents, if any, resulting from compliance with the Operating Statement. Upon Tenant's request sent within the sixty (60) day period set forth in (i) above, Landlord agrees to grant Tenant, or its certified public accountant, reasonable access to Landlord's books and records for the purpose of verifying Operating Expenses incurred by Landlord and to have and make copies of any and all bills and vouchers relating thereto and subject to reimbursement by Tenant for the cost of such copies. Tenant agrees that all information with respect to Operating Expenses to which Tenant , or its certified public accountant, is given access shall be held in confidence and Tenant shall require that any agent, or its certified public accountant, or outside party it may retain shall agree, in writing, to hold such information in confidence.

            5.12 Landlord's failure during the lease term to prepare and deliver any of the tax bills, statements, notice or bills set forth in this Article 5, or Landlord's failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent which may have become due during the term of this lease. Landlord's and Tenant's liability for the amounts due under this Article 5 shall survive for twenty-four (24) months after the expiration of the term of this lease.

                                    ARTICLE 6
                                Security Deposit

            6.01 Tenant has deposited with Landlord the sum of $1,600,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, which default continues after any required notice and the expiration of any applicable cure period, Landlord may use, apply or retain the whole or any part of the security so deposited or the proceeds of the Letter of Credit (as set forth in Section 6.02 hereof) to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. The security shall be deposited in a separate interest bearing account segregated from Landlord's funds, in a bank selected by Landlord and any interest earned thereon (less any administrative fee to which Landlord may be entitled pursuant to applicable law) shall be paid to Tenant annually provided Tenant is not then in default in the observance or performance of any of its obligations under this lease which continues after notice and the expiration of any applicable cure period. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be promptly returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the Demised Premises to Landlord. In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained so that, subject to the provisions of Sections 6.07 and 6.08, at all times the amount deposited shall be $1,600,000.00.

            6.02 In lieu of a cash deposit, Tenant may deliver to Landlord a clean, irrevocable, unconditional and transferable (without cost to the beneficiary thereof) letter of credit (hereinafter referred to as the "Letter of Credit") issued by and drawn upon any commercial bank which is a member of the New York Clearing House Association (hereinafter referred to as the "Issuing Bank") with offices for banking purposes in the City of New York and having a net worth of not less than Five Hundred Million and 00/100 ($500,000,000.00) Dollars, which Letter of Credit shall have a term of not less than one year, be in form and content satisfactory to Landlord, be for the account of Landlord and be in the amount of $1,600,000.00. The Letter of Credit shall provide that:

                        (i) The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

                        (ii) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each during the term of this lease, unless the Issuing Bank sends written notice (hereinafter referred to as the "Non-Renewal Notice") to Landlord by certified or registered mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed;

                        (iii) Landlord, within twenty (20) days of its receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft, to receive the monies represented by the Letter of Credit (which moneys shall be held by Landlord as a cash deposit pursuant to the terms of this Article 6 pending the replacement of such Letter of Credit or Tenant's default hereunder); and

                        (iv) Upon Landlord's sale of Landlord's interest in the Land and the Building, the Letter of Credit shall be transferable by Landlord as provided in Section 6.03 hereof.

            6.03 In the event of a sale of Landlord's interest in the Land and the Building, Landlord shall have the right to transfer the cash security or Letter of Credit, as the case may be, deposited hereunder to the vendee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such cash security or Letter of Credit. In such event, Tenant agrees to look solely to the new Landlord for the return of said cash security or Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of said cash security or Letter of Credit to a new Landlord.

            6.04 Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the monies or Letter of Credit deposited hereunder as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

            6.05 Landlord agrees that it will not draw down the proceeds of the Letter of Credit except in the event of a default by Tenant hereunder which continues after any required notice and the expiration of any applicable cure period or the non-renewal of such Letter of Credit by the Issuing Bank.

            6.06 In the event that at any time during the term of this lease Landlord, in Landlord's reasonable opinion, believes (a) that the net worth of the Issuing Bank shall be less than the minimum amount specified in Section 6.02, or (b) that circumstances have occurred indicating that the Issuing Bank may be incapable of, unable to, or prohibited from honoring the then existing Letter of Credit (hereinafter referred to as the "Existing L/C") in accordance with the terms thereof, then, upon the happening of either of the foregoing, Landlord may send written notice to Tenant (hereinafter referred to as the "Replacement Notice") requiring Tenant within ten (10) days to replace the Existing L/C with a new letter of credit (hereinafter referred to as the "Replacement L/C") from an Issuing Bank meeting the qualifications described in Section 6.02. Upon receipt of a Replacement L/C meeting the qualifications of Section 6.02, Landlord shall forthwith return the Existing L/C to Tenant. In the event that (i) a Replacement L/C meeting the qualifications of Section 6.02 is not received by Landlord within the time specified or (ii) Landlord reasonably believes an emergency exists, then in either event, the Existing L/C may be presented for payment by Landlord and the proceeds thereof shall be held by Landlord in accordance with
Section 6.01 subject, however, to Tenant's right, at any time thereafter prior to a Tenant's default hereunder, to replace such cash security with a new letter of credit meeting the qualifications of Section 6.02.

            6.07 Notwithstanding anything in this Article 6 to the contrary, subject to the provisions of 6.08 hereof, Tenant may, upon notice to Landlord (hereinafter referred to as the "Security Reduction Notice") request that Landlord return to Tenant portions of the cash security deposited by Tenant pursuant to Section 6.01 so as to reduce the cash security to the amounts set forth in Section 6.08(b) during the periods set forth in Section 6.08(b) or, if Tenant has provided a Letter of Credit, exchange the then existing Letter of Credit for a new Letter of Credit or provide an amendment of the then existing Letter of Credit reasonably acceptable to Landlord in the amounts set forth in
Section 6.08(b) and otherwise meeting the requirements of Section 6.02.

            6.08

                  (a) Provided Tenant is not in default under this lease, which default continues after notice and the expiration of any applicable cure period, both on the date Landlord receives the Security Reduction Notice and on the date reimbursement is to be made to Tenant or the existing Letter of Credit is to be exchanged or the amendment is to be delivered to and accepted by Landlord, and Landlord has not previously applied any such security in accordance with the provisions of this Article 6 which has not been restored by Tenant, Landlord will return to Tenant portions of the cash security so as to reduce the cash security to the amounts set forth in such Section (b) below during the periods set forth therein, or exchange the then existing Letter of Credit for the new Letter of Credit or accept an amendment of such existing Letter of Credit (which acceptance must be evidenced in writing by Landlord) as set forth in Section 6.07(a).

                  (b) PERIOD                            AMOUNT OF SECURITY

From the fifth (5th) anniversary of
the Rent Commencement Date to the day
next preceding the seventh (7th) anniversary
of the Rent Commencement Date, both dates
inclusive.................................................$1,200,000.00

From the seventh (7th) anniversary of
the Rent Commencement Date to the day
next preceding the ninth (9th) anniversary
of the Rent Commencement Date, both dates
inclusive.................................................$  800,000.00

From the ninth (9th) anniversary of the
Rent Commencement Date and thereafter.....................$  400,000.00

                                    ARTICLE 7
                 Subordination, Notice To Lessors And Mortgagees

            7.01 This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver the then standard form of instrument that the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. In the event Tenant fails to execute and deliver to Landlord such instrument within twenty (20) days of request therefor, Landlord may, but shall not be obligated to, execute such instrument for and on behalf of Tenant as its attorneys-in-fact. In acknowledgment thereof, Tenant hereby appoints Landlord as its irrevocable attorney-in-fact coupled with an interest solely to execute and deliver any instruments required to carry out the intent of this Section 7.01 on behalf of Tenant. The leases to which this lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes referred to as "superior leases" and the mortgages to which this lease is, at the time referred to, subject and subordinate are hereinafter sometimes referred to as "superior mortgages" and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter referred to as a "lessor".

            7.02 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of intention to, and promptly commence and diligently continue to remedy such act or omission.

            7.03 If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein sometimes referred to as "successor landlord") and upon successor landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this lease, and shall promptly execute and deliver the then standard form of instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this lease and shall be applicable after such attornment except that the successor landlord shall not be:

                  (a) liable for any previous act or omission of Landlord (or its predecessor in interest) under this lease;

                  (b) bound by any previous modification of this lease, not expressly provided for in this lease, or by any previous prepayment of more than one month's fixed rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this lease;

                  (c) responsible for any monies owing by Landlord to the credit of Tenant except as expressly provided for under the terms of this lease;

                  (d) subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or its predecessors in interest);

                  (e) bound by any covenant to undertake or complete any construction of the Demised Premises or any portion thereof or pay for or reimburse Tenant for any costs incurred in connection with such construction;

                  (f) required to account for any security deposit other than any security deposit actually delivered to the successor landlord;

                  (g) bound by any obligation to make any payment to Tenant or grant or be subject to any credits except as expressly provided for under this lease and except for services, repairs, maintenance and restoration provided for under this lease to be performed after the date of attornment, it being expressly understood, however, that the successor landlord shall not be bound by an obligation to make payment to Tenant with respect to construction performed by or on behalf of Tenant at the Demised Premises.

            7.04 If, in connection with obtaining financing or refinancing for the Building of which the Demised Premises form a part, or Landlord's estate and interest therein, a lender shall request reasonable modifications to this lease as a condition to such financing or refinancing, Tenant will not withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant or decrease Tenant's rights hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be reasonably required for such lender to get possession of the Building or Landlord's interest therein) or, except to a deminimus extent, adversely affect the leasehold interest hereby created. In no event shall a requirement that the consent of any such lender be given for any modification of this lease or, subject to the provisions of this lease for any assignment or sublease, be deemed to materially adversely affect the leasehold interest hereby created.

                                    ARTICLE 8
                                 Quiet Enjoyment

            8.01 So long as Tenant pays all of the fixed rent and additional rent due hereunder and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations of this lease and, as provided in
Article 7, to the superior leases and the superior mortgages.

                                    ARTICLE 9
                            Assignment And Subletting

            9.01 Except as otherwise expressly set forth in this Article 9, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, nor suffer, nor permit the Demised Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. If this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant,

Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance.

            9.02 If Tenant shall at any time or times during the term of this lease desire to assign this lease or sublet all or part of the Demised Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a detailed term sheet with respect to the proposed assignment or sublease, the effective or commencement date of which shall be not less than sixty (60) nor more than one hundred eighty (180) days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. Except for any notice with respect to a proposed assignment or sublease to any entity for which Landlord's consent is not required pursuant to Section 9.11, such Tenant's notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option (hereinafter referred to as "Landlord's Option"), (i) sublease such space (hereinafter referred to as the "Leaseback Space") from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the Demised Premises), (ii) terminate this lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Demised Premises), or (iii) terminate this lease with respect to the Leaseback Space (if the proposed transaction is a sublease of part of the Demised Premises for a term expiring within the last year of the term of this lease). Landlord's Option may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Landlord; and during such thirty (30) day period Tenant shall not assign this lease nor sublet such space to any person.

            9.03 If Landlord exercises Landlord's Option to terminate this lease in the case where Tenant desires either to assign this lease or sublet all or substantially all of the Demised Premises, then, this lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the fixed rent and additional rent shall be paid and apportioned to such date.

            9.04 If Landlord exercises Landlord's Option to terminate this lease in part in any case where Tenant desires to sublet part of the Demised Premises for a term expiring within the last year of the term of this lease, then, (a) this lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence; (b) from and after such date the fixed rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises; and (c) Tenant shall pay to Landlord, upon demand, the actual out-of-pocket costs incurred by Landlord in physically separating such part of the Demised Premises from the balance of the Demised Premises and in complying with any laws and requirements of any public authorities relating to such separation but only to the extent Tenant was obligated to perform such work pursuant to the provisions of the term sheet set forth in Section 9.02; otherwise such costs shall be at Landlord's expense.

            9.05 If Landlord exercises Landlord's Option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease shall:

                  (a) be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

                  (b) be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

                  (c) give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the Leaseback Space or any part or parts of the Leaseback Space and to make any and all changes, alterations, and improvements in the space covered by such sublease and if the proposed sublease will result in all or substantially all of the Demised Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the term of this lease less one (1) day;

                  (d) provide that any assignee or further subtenant, of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in the Leaseback Space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in the Leaseback Space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to that portion of the Leaseback Space so sublet caused by such removal provided that Tenant shall have no obligation to deliver the Leaseback Space to Landlord at the end of the term in any better condition than same was returned to Tenant by Landlord at the expiration or sooner termination of the applicable sublease or sub-sublease; and

                  (e) also provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's reasonable discretion, shall deem suitable or appropriate, (iii) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Leaseback Space so sublet by Tenant to Landlord or its designee,
(iv) Landlord, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the Leaseback Space from the balance of the Demised Premises and to comply with any laws and requirements of public authorities relating to such separation to but only to the extent Tenant was obligated to perform such work pursuant to the provisions of the term sheet set forth in Section 9.02 or pursuant to this lease; otherwise such costs shall be at Landlord's expense, and (v) that, subject to the provisions of
Section 9.05(d), at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition, reasonable wear and tear and casualty excepted.

            9.06

                  (a) If Landlord exercises Landlord's Option to sublet the Leaseback Space, Landlord shall indemnify, defend and save Tenant harmless from all obligations under this lease as to the Leaseback Space during the period of time it is so sublet to Landlord;

                  (b) Performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease;

                  (c) Tenant shall have no obligation, at the expiration or earlier termination of the term of this lease, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord or its designee or anyone claiming under Landlord or such designee.

            9.07 In the event Landlord does not exercise Landlord's Option pursuant to Section 9.02 and providing that Tenant is not in default of any of Tenant's obligations under this lease after notice and the expiration of any applicable grace period, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed and shall be granted or denied within the thirty (30) day period set forth in Section 9.02, provided and upon condition that:

                  (a) Tenant shall have complied with the provisions of Section
9.02 and Landlord shall not have exercised Landlord's Option under said Section
9.02 within the time permitted therefor;

                  (b) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, (ii) is limited to the uses permitted under this lease, and (iii) will not violate any negative covenant as to use contained in any other lease of space in the Building, Landlord agreeing to advise Tenant of any such negative covenants promptly upon request;

                  (c) The proposed assignee or subtenant has sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

                  (d) Provided Landlord then has comparably sized space available for at least a comparable term, neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Building;

                  (e) Provided Landlord then has comparably sized space available for at least a comparable term, the proposed assignee or sublessee is not a person with whom Landlord is then negotiating to lease space in the Building;

                  (f) The form of the proposed sublease shall comply with the applicable provisions of this Article;

                  (g) There shall not be more than four (4) entities (excluding Landlord or its designee or their sub-subtenants) occupying the Demised Premises at any time;

                  (h) The rental and other terms and conditions of the sublease are substantially the same as those contained in the term sheet furnished to Landlord pursuant to Section 9.02;

                  (i) Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant and reasonable legal costs incurred in connection with the review of any term sheet, proposed assignment or sublease or any documentation in connection therewith and in the preparation of any documentation in connection with any request for consent whether or not granted;

                  (j) Tenant shall not have advertised or publicized to the public in any way the availability of the Demised Premises without prior notice to and approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, but Tenant may list the Demised Premises or the portion thereof to be subleased and the terms of any proposed subletting or assignment with a licensed real estate broker; and

                  (k) The sublease shall not allow the use of the Demised Premises or any part thereof (i) for the preparation and/or sale of food for off premises consumption or (ii) for use by a foreign or domestic government or governmental agency.

      Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article (which shall be subject to the terms and conditions of Section 9.05), each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant or any person claiming through or under Tenant (except as provided in Section 9.05) shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise Landlord's Option under
Section 9.02, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

            9.08 In the event that (a) Landlord fails to exercise Landlord's Option under Section 9.02 and consents to a proposed assignment or sublease, and
(b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within one hundred eighty (180) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Section 9.02 before assigning this lease or subletting all or part of the Demised Premises.

            9.09 With respect to each and every sublease or subletting authorized by Landlord or where Landlord's consent is not required, in each case under the provisions of this lease, it is further agreed:

                  (a) no subletting shall be for a term ending later than one day prior to the expiration date of this lease;

                  (b) no sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

                  (c) each sublease shall provide that it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

            9.10 If Landlord shall give its consent to any assignment of this lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

                  (a) in the case of an assignment, an amount equal to 50% of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then fair market value thereof) and less the reasonable costs (hereinafter referred to as the "Assignment Expenses") paid by Tenant for alteration costs (or contributions in lieu thereof), advertising, brokerage or consulting fees or commissions and legal fees in connection with such assignment; and

                  (b) in the case of a sublease, an amount equal to 50% of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then fair market value thereof) and less the reasonable costs (hereinafter referred to as the "Subletting Expenses") paid by Tenant for alteration costs (or contributions in lieu thereof), advertising, brokerage or consulting fees or commissions and legal fees in connection with such subletting. The sums payable under Sections 9.10(a) and (b) shall be paid to Landlord as and when paid by the assignee or subtenant, as the case may be, to Tenant and upon the execution and delivery of such assignment or sublease, as the case may be, Tenant shall provide to Landlord a statement of the Assignment Expenses or Subletting Expenses, as the case may be, certified as correct by an officer or principal of Tenant. In the event of any dispute with respect to the Assignment Expenses or the Subletting Expenses, such dispute shall be determined by arbitration in accordance with the provisions of Article 34 hereof.

            9.11 If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of Section 9.01 shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Tenant as if such transfer of stock (or other mechanism) which results in a change of control of Tenant were an assignment of this lease, and if Tenant is a partnership or joint venture or other entity, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture or other entity (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such partnership or joint venture or other entity, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture or other entity which results in a change of control of such partnership or joint venture or other entity were an assignment of this lease; but the provisions of the first sentence of Section 9.01, Landlord's Option, Section 9.07(a)-(e), (h) and (j), and Section 9.10 shall not apply to transactions (including, without limitation, subleases) with a corporation into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant's assets are transferred (provided that the purpose for which such assets are transferred is a valid business purpose and not merely to transfer this lease) or to any corporation which controls or is controlled by Tenant or is under common control with Tenant, provided that in the event of such merger, consolidation or transfer of all or substantially all of Tenant's assets (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant herein named on the date of this lease, and
(ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction.

            9.12 Any assignment or transfer, whether made with Landlord's consent pursuant to Section 9.01 or without Landlord's consent pursuant to
Section 9.11, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section 9.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the fixed rent and additional rent and for the other obligations of this lease on the part of Tenant to be performed or observed. In no event shall this lease be assigned to a foreign or domestic government or governmental agency.

            9.13 The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease.

            9.14 The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.

                                   ARTICLE 10
           Compliance With Laws And Requirements Of Public Authorities

            10.01 Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and Tenant, at its expense, shall comply with all laws and requirements of public authorities which shall, with respect to the Demised Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Demised Premises, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant, or
(iv) breach of any of Tenant's obligations hereunder. However, Tenant shall not be so required to make any structural or other substantial change in the Demised Premises unless the requirement arises from Tenant's manner of use of the Demised Premises as distinguished from the mere use thereof for office purposes or from a cause or condition referred to in clause (ii), (iii) or (iv) above. Furthermore, Tenant need not comply with any such law or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 10.02. Landlord, at its expense, shall comply with all other such laws and requirements of public authorities as shall affect the Demised Premises and the Building to the extent that the failure to do so would (x) unreasonably restrict Tenant's access to, or use of, the Demised Premises, (y) cause injury or damage to persons or property in or about the Demised Premises, or (z) prevent Tenant from being able to obtain any required permit for any approved Tenant's Work or Tenant's Changes, but may similarly contest the same subject to conditions reciprocal to Subsections (a), (b) and (d) of Section 10.02.

            10.02 Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, provided that:

                  (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime nor shall the Demised Premises or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest;

                  (b) Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonable attorney's fees and other expenses reasonably incurred by Landlord;

                  (c) such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

                  (d) Tenant shall keep Landlord advised as to the status of such proceedings.

Without limiting the application of Subsection (a) above thereto, Landlord shall be deemed subject to prosecution for a crime within the meaning of said Subsection, if Landlord, or any officer of Landlord individually, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or such officer (as the case may be) is required to plead or answer thereto.

            10.03 Tenant shall not cause or permit "Hazardous Materials" (as defined below) to be used, transported, stored, released, handled, produced or installed in, on or from, the Demised Premises or the Building. The term "Hazardous Materials" shall, for the purposes hereof, mean any flammable explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. The parties agree that nothing contained in this Section 10.03 shall prohibit, and Landlord herewith consents to, Tenant's use and maintenance in the Demised Premises of limited quantities of substances reasonably necessary in the ordinary operation and maintenance of office equipment, provided such substances are used, transported, stored, released, handled, and maintained within the Demised Premises in accordance with all applicable laws and regulations. In the event any asbestos containing material is exposed during any of Tenant's Work or Tenant's Changes (as defined in Article 13) which exposure results from the entry (whether or not authorized by Landlord) by Tenant into any column(s) located in the Demised Premises in which vertical pipes and/or shaftways pass through the Demised Premises, or other core areas of the Demised Premises and which exposure, but for such entry, would not occur), Tenant will remove same as required by applicable law at its sole cost and expense. Upon completion of Tenant's Work or Tenant's Changes, Tenant shall provide Landlord with a written certification from Tenant's general contractor or architect to the effect that no Hazardous Materials have been incorporated into the Demised Premises by reason of Tenant's Work or Tenant's Changes in violation of applicable law and rules of governmental authorities. In the event of a breach of the provisions of this Section 10.03, Landlord shall, in addition to all of its rights and remedies under this lease and pursuant to law, require Tenant to remove any such Hazardous Materials from the Demised Premises in the manner prescribed for such removal by the applicable law, ordinance, rule or regulation. The provisions of this Section 10.03 shall survive the Expiration Date or sooner termination of this lease. Landlord hereby agrees to promptly remove or cause the removal of any Hazardous Material from the Building as required by applicable law except with respect to Hazardous Materials required to be removed by Tenant pursuant to this lease.

                                   ARTICLE 11
                                    Insurance

            11.01 Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan, City of New York, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section 11.04) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts reasonably satisfactory to Landlord.

            11.02 Tenant covenants to provide on or before the earlier to occur of (i) the Commencement Date and (ii) ten (10) days from the date of this lease and to keep in force during the term hereof the following insurance coverage which coverage shall be effective on the Commencement Date:

                  (a) A policy of commercial general liability insurance naming Landlord, Max AG 450 LLC and Max Capital Management Corp. as additional insureds, protecting such parties and Tenant against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto. Such policy shall have limits of liability of not less than Five Million ($5,000,000.00) Dollars combined single limit coverage on a per occurrence basis, including property damage. Such policy shall contain a contractual liability coverage endorsement with respect to Tenant's indemnification obligations under this lease. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, if any, provided such policy contains an endorsement providing a separate limit available for the Demised Premises equal to the limits of liability required under this lease;

                  (b) Intentionally Omitted.

                  (c) Fire and extended coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishings, valuable papers and documents, data, leasehold improvements and equipment, including Tenant's Work and Tenant's Changes located in the Demised Premises. The provisions of the last sentence of Section 11.02(a) shall apply with respect to such fire and extended insurance coverage.

All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best's Insurance Reports or any successor publication of comparable standing and carrying a rating of A-VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be cancelled or modified unless Landlord and any additional insureds are given at least thirty (30) days prior written notice of such cancellation or modification.

            Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of any such policies, Tenant shall deliver to Landlord either duplicate originals of the aforesaid policies or certificates evidencing such insurance including a certified copy of the endorsement naming Landlord as an additional insured, together with evidence of payment for the policy. Such certificates shall also verify the primary nature of the coverage and note the waiver of subrogation in favor of Landlord, Max AG 450 LLC and Max Capital Management Corp. If Tenant delivers certificates as aforesaid, Tenant upon reasonable prior notice from Landlord, shall make available to Landlord, at the Demised Premises, duplicate originals of such policies from which Landlord may make copies thereof, at Landlord's cost. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this lease in the event of Tenant's default. In addition in the event Tenant fails to provide and keep in force the insurance required by this lease, at the times and for the durations specified in this lease, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and or pay the premiums for such insurance in which event Tenant shall repay Landlord within five (5) days after demand by Landlord, as additional rent, all sums so paid by Landlord and any costs or expenses incurred by Landlord in connection therewith without prejudice to any other rights and remedies of Landlord under this lease.

            11.03 Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each property fire or extended coverage policy obtained by it and covering the Building, the Demised Premises, Tenant's Work and Tenant's Changes (as hereinafter defined) or the personal property, fixtures, furnishings, valuable papers and documents, data, leasehold improvements and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees. Evidence of such renewal or replacement of a policy shall be delivered by each party to the other at least twenty (20) days prior to the expiration of such policy. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission. Tenant shall provide Landlord with a certificate of insurance verifying this waiver in favor of Landlord, Max AG 450 LLC, Max Capital Management Corp. and their respective employees and agents.

Subject to the foregoing provisions of this Section 11.03, and insofar as may be permitted by the terms of the insurance policies carried by it, each party and their respective employees and agents hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this lease or during the move into and out of the Demised Premises.

            11.04 If, by reason of a failure of Tenant to comply with the provisions of Section 10.01 or Section 11.01, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

            11.05 Landlord may, from time to time, require that the amount of the insurance to be provided and maintained by Tenant under Section 11.02 hereof be increased so that the amount thereof, in Landlord's reasonable determination, adequately protects Landlord's interest but in no event in excess of the amount that would be required by other tenants occupying similarly sized space in first-class office buildings in the borough of Manhattan for office use.

            11.06 If any dispute shall arise between Landlord and Tenant with respect to the incurring or the amount of any additional insurance premium referred to in Section 11.03 or the increase in amount of insurance referred to in Section 11.05, the dispute shall be determined by arbitration.

            11.07 A schedule or make up of rates for the Building or the Demised Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

            11.08 Each policy evidencing the insurance to be carried by Tenant under this lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

            11.09 Landlord shall from and after the date of this lease through the last day of the term hereof, procure and maintain (or cause to be procured or maintained) fire and extended coverage insurance, in good and solvent insurance companies authorized to do business in the State of New York, on the Building (exclusive of foundations and footings) in an amount equal to the full replacement value thereof. Such insurance may be carried under a blanket policy covering the Building and any other buildings or other properties of Landlord, provided that the required amount of coverage is expressly reserved and allocated to the Building, and may contain commercially reasonable deductibles. Notwithstanding anything contained in this Section 11.09 to the contrary, if at any time an "institutional lender" (as such term is hereinafter defined) shall succeed to the rights of Landlord under this lease whether through sale, exchange, lease, possession, foreclosure action, deed in lieu thereof, or otherwise, the obligations of Landlord set forth in this Section 11.09 shall not apply to such institutional lender. For the purposes of this Section 11.09, an "institutional lender" shall mean any bank, savings and loan association, trust company, insurance company, pension fund or similar institutional lender, which in the ordinary course of its business, owns or operates first-class office buildings and, in connection with such ownership or operation, is self-insured with respect to fire and extended coverage and which has a "Standard & Poor's" or "Moody's" (or any successor rating service or substitute rating service (if either of the "Standard & Poor's" and "Moody's" services are not then available)) "claims paying ability rating" or "debt rating" of AA or Aa (or better) or a "Best's Insurance" (or any successor rating service or substitute rating service, if "Best's insurance" is not then available) rating of A (or better). If the rating scales of any of such rating services (or their successors or substitutes) are changed, then the required rating shall be that rating which is most nearly comparable to the current rating of "AA" (for Standard & Poor's), "Aa" (for Moody's) or "A" (for Best's Insurance).

                                   ARTICLE 12
                              Rules And Regulations

            12.01 Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit D, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises except as required by any governmental law, rule, regulation, ordinance or similar decree; provided, however, that in case of any conflict or inconsistency between the provisions of this lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this lease shall control.

            12.02 Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors. However, Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.

                                   ARTICLE 13
                                Tenant's Changes

            13.01 Tenant may from time to time during the term of this lease, at its expense, make such other alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively referred to as "changes" and, as applied to changes provided for in this Article, "Tenant's Changes") in and to the Demised Premises, excluding structural changes, as Tenant may reasonably consider necessary for the conduct of its business in the Demised Premises, on the following conditions:

                  (a) the outside appearance or the strength of the Building or of any of its structural parts shall not be affected;

                  (b) no part of the Building outside of the Demised Premises shall be physically affected and in no event may Tenant install or maintain any window air-conditioning unit;

                  (c) the proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected or the usage of such systems by Tenant shall not be increased;

                  (d) in performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in the following Sections of this Article;

                  (e) before proceeding with any Tenant's Changes, Tenant will advise Landlord thereof and shall submit to Landlord proof reasonably satisfactory of the cost thereof and the name of the contractor who will be performing Tenant's Changes for Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. In selecting a contractor, Tenant will allow a contractor selected by Landlord to bid on the job but nothing herein shall be deemed to require Tenant to select such contractor. Additionally, before proceeding with any Tenant's Changes other than those of a decorative nature such as painting, wall coverings and floor coverings, Tenant shall submit to Landlord plans and specifications and all changes and revisions thereto, for the work to be done for Landlord's approval (which approval shall not be unreasonably withheld, conditioned or delayed except in connection with Tenant's Changes which relate to items set forth in Section 13.01(a)-(c)) above and Tenant shall, upon demand of Landlord, pay to Landlord the reasonable and actual out-of-pocket costs incurred by Landlord for the review of such plans and specifications and all changes and revisions thereto by its architect, engineer and other consultants. Tenant agrees that any review or approval by Landlord of any plans and specifications is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise. The granting by Landlord of its approval to such plans and specifications shall in no manner constitute or be deemed to constitute a judgment or acknowledgment by Landlord as to their legality or compliance with laws and/or requirements of public authorities. Landlord may as a condition of its approval require Tenant to make revisions in and to the plans and specifications and to post a bond or other security reasonably satisfactory to Landlord to insure the completion of such change. Notwithstanding anything contained in this Lease to the contrary, Landlord's consent shall not be required with respect to any nonstructural Tenant's Changes
(i) which do not affect the Building systems or any part of the Building (including the exterior thereof) other than the Demised Premises, (ii) which do not result in a violation of the Certificate of Occupancy, (iii) the estimated cost of the labor and materials of which do not exceed One Hundred Thousand Dollars ($100,000,000), either individually or in the aggregate with other non-structural Tenant's Changes (for which Landlords' consent is not required pursuant to the terms set forth herein) constructed within any twelve (12) month period and (iv) which does not require a building permit from the New York City Department of Buildings or other approval by any governmental authority having jurisdiction; provided, however, that not less than ten (10) days prior to making any such nonstructural Tenant's Changes, Tenant shall submit to Landlord the plans and specifications for such Tenant's Changes (or if plans and specifications are not required pursuant to any applicable laws or requirements of public authorities thereto, such plans and specifications, design drawings or sketches that Tenant has prepared in connection therewith which, at a minimum, shall include sketches and attendant commentary which, together, constitute a reasonably accurate description of the non-structural Tenant's Changes to be performed. Any such Tenant's Changes shall otherwise be performed in compliance with the applicable provisions of this lease, including, without limitation, this Article 13.

            13.02 Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion and shall furnish copies thereof to Landlord, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using first-class materials and equipment. Landlord agrees to cooperate with Tenant in connection with obtaining such necessary governmental permits and certificates by signing any applications, which are properly completed by Tenant, to the extent Landlord's signature is required. Tenant's Changes shall be performed in such manner as not to unreasonably interfere with or delay and (unless Tenant shall indemnify Landlord therefor to the latter's reasonable satisfaction) as not to impose any additional expense upon, Landlord in the renovation, maintenance or operation of the Building or any portion thereof. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, worker's compensation insurance in statutory limits with a waiver of subrogation in favor of Landlord, Max AG 450 LLC and Max Capital Management Corp. and otherwise as set forth in

Section 11.02(b) and commercial general liability insurance for any occurrence in or about the Building with limits and otherwise as set forth in Section 11.02(a) hereof. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. If any of Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's Property (as defined in Article 14), such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense, with first-class fixtures, equipment or other property (as the case may be) of like utility and of comparable value unless Landlord shall otherwise expressly consent in writing and Tenant shall, upon Landlord's request, deliver any such fixtures, equipment or property so removed to Landlord. All electrical and plumbing work in connection with Tenant's Changes shall be performed by contractors or subcontractors licensed therefor by all governmental agencies having or asserting jurisdiction. Upon the completion of Tenant's Changes, Tenant shall furnish to Landlord a complete set of "as-built" plans and specifications.

            13.03 Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic's and other liens filed in connection with Tenant's Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Demised Premises and against all costs, expense and liabilities incurred in connection with any such lien, security interest, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within fifteen (15) days after Landlord makes written demand therefor. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, provided that Tenant shall comply with the provisions of
Section 10.02.

            13.04 Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 13 or any other provision of this lease shall not be done in a manner which would actually create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Land and/or Building nor interference with the business of Landlord or any Tenant or occupant of the Building. In the event of the actual occurrence of any condition described above arising from the exercise by Tenant of its right pursuant to the provisions of this Article 13 or any other provision of this lease, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. The parties agree that in such instance, Landlord will suffer irreparable harm for which money damages will be an insufficient remedy. For that reason, in the event Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights otherwise available to it under this lease and pursuant to law and equity, shall have the right to a court order granting an injunction against Tenant's manner of exercise of its rights as aforesaid, application for such injunction to be made without notice. With respect to Tenant's Changes, Tenant shall make all arrangements for, and pay all expenses incurred in connection with use of the freight elevators servicing the Demised Premises. Freight elevator service shall be provided on a "first come, first served" basis. There shall be no charge for freight elevator service on "business days" (as defined in Section 17.01) between the hours of 8:00 a.m. to 5:30 p.m. Notwithstanding anything herein to the contrary, all construction deliveries shall be made on business days prior to 8:00 a.m. or after 5:30 p.m. or on days other than business days. Landlord will make available to Tenant the use of the freight elevators in the Building on business days prior to 8:00 a.m. or after 5:30 p.m. or on days other than business days, upon not less than 24 hours notice from Tenant to Landlord in each instance provided, however, that Tenant shall pay to Landlord Landlord's then Building rate with respect to such use which presently is $100.00 per hour with a one (1) hour minimum on business days if the use of such freight elevator is scheduled to commence at 5:30 p.m. and a four (4) hour minimum on days other than business days or on a business day if the use of such freight elevator on a business day is scheduled to commence after 5:30 p.m. Use of such after hours freight elevator facilities may not be exclusive and Tenant may be required to share such after hours use with other tenants who have requested such after hours use at the same time, on a non-discriminatory basis, but in such event the other tenants using the same shall share the costs and expenses in connection with such use. The present Building rate is subject to increase as Landlord's costs to provide such service increases.

                                   ARTICLE 14
                                Tenant's Property

            14.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

            14.02 All business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, excluding all wiring and control panels, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises, (all of which are sometimes referred to as "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this lease; provided that if any of Tenant's Property is removed, Tenant or any party or person entitled to remove same shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property other than Tenant's

Property for which Landlord shall have granted any allowance or credit to Tenant or which has replaced such items originally provided by Landlord at Landlord's expense shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant's Property.

            14.03 At or before the Expiration Date, or the date of any earlier termination of this lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property which is not attached to, or built into, the Demised Premises except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall fully repair any damage to the Demised Premises or the Building resulting from such removal, provided, that, except as set forth in Section 14.05, nothing in this lease shall be deemed to obligate Tenant to remove any of Tenant's Changes or Tenant's Work consented to, or approved by Landlord, at the time of Tenant's installation thereof. . Tenant's obligation herein shall survive the termination of the lease.

            14.04 Any other items of Tenant's Property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of thirty (30) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit.

            14.05

                  (a) For purposes of this lease, "Specialty Installation(s)" shall mean installations consisting of executive bathrooms, raised computers floors, computer installations, communication installations, security systems, fire detection and suppression systems, vaults, internal staircases, pneumatic tubes, horizontal transportation systems and other installations of similar character or nature that are above and beyond standard or typical office installations. Unless otherwise expressly advised in writing by Landlord to the contrary, on or before the Expiration Date or sooner termination of this lease, Tenant shall, at its sole cost and expense, remove all Specialty Installation(s) from the Demised Premises and restore all slab and wall penetrations to the condition that existed prior to such penetrations (such removal and repair work being hereinafter referred to as the "Restoration Work").

                  (b) Tenant's obligation and liability with respect to the removal of Specialty Installation(s) and the performance of the Restoration Work shall survive the Expiration Date (as same may be extended) or sooner expiration or termination of this lease.

            14.06 Notwithstanding anything set forth in this Lease to the contrary, in no event shall Tenant be required to remove any installation in place in the Demised Premises prior to the Commencement Date or to restore the Demised Premises to the condition that existed prior to the Commencement Date.

                                   ARTICLE 15
                             Repairs And Maintenance

            15.01 Tenant shall take good care of the Demised Premises. Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building, as shall be required by reason of (i) the performance or existence of Tenant's Work or Tenant's Changes, (ii) the installation, use or operation of Tenant's Property in the Demised Premises, (iii) the moving of Tenant's Property in or out of the Building, or (iv) the negligence or willful act of Tenant or any of its employees, agents or contractors; but Tenant shall not be responsible for any of such repairs as are required by reason of Landlord's negligence or other fault in the manner of performing any of Tenant's Work or Tenant's Changes which may be undertaken by Landlord for Tenant's account or are otherwise required by reason of negligence or other fault of Landlord or its employees, agents or contractors. Except if required by the negligence or other fault of Landlord or its employees, agents or contractors, Tenant, at its expense, shall replace all scratched, damaged or other glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of interior doors and wall and floor coverings in the Demised Premises and, for the repair and maintenance of all lighting fixtures therein. All repairs, except for emergency repairs, made by Tenant as provided herein shall be performed by contractors or subcontractors reasonably approved in writing by Landlord prior to commencement of such repairs, which approval shall not be unreasonably withheld, conditioned or delayed.

            15.02 Landlord, at its expense, shall keep and maintain the Building and its systems and facilities serving the Demised Premises, in good working order, condition and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for those repairs for which Tenant is responsible pursuant to any other provisions of this lease.

            15.03 Except as expressly otherwise provided in this lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord, Tenant or others making or failing to make any repairs or changes which, with respect to Landlord, Landlord is required or permitted by this lease, or required by law to make, in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises, provided that Landlord shall use due diligence in making any repairs and shall perform such repair work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner as will not materially interfere with Tenant's use of the Demised Premises.

                                   ARTICLE 16
                                   Electricity

            16.01

                  (a) The Building is equipped with risers, feeders and wiring to furnish electric service to the Demised Premises with a capacity of not less than eight (8) watts per usable square foot connected load, exclusive of the Building's heating, ventilating and air-conditioning system which electrical service shall be brought into an electrical closet in the Demised Premises with distribution therefrom to be performed by Tenant, at its sole cost and expense, in accordance with the applicable provisions of this lease. A meter or meters measures the amount of "Usage" (as defined in Section 16.02(a)) solely to the Demised Premises. Where more than one meter measures the amount of Usage, Usage through each meter shall be completed and billed separately in accordance with the provisions of this Article 16;

                  (b) Any additional risers, feeders or other equipment or service proper or necessary to supply Tenant's electrical requirements, will, upon written request of Tenant, and subject to availability, be installed by Landlord, at the sole cost and expense of Tenant, if in Landlord's reasonable judgment, the same will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. Tenant shall pay to Landlord an amount equal to $350.00 (hereinafter referred to as the "AE Rate") per additional amp of additional electrical service requested by Tenant and furnished by Landlord, which AE Rate shall increase as Landlord's actual costs to furnish additional electrical service increases. Rigid conduit only will be allowed.

            16.02 For purposes of Sections 16.02 and 16.03:

                  (a) "Usage" shall mean Tenant's actual usage of electricity in the Demised Premises as measured by the aforesaid meter(s) for each calendar month or such other period as Landlord shall determine during the term of this lease and shall include the quantity and peak demand (kilowatt hours and kilowatts) and all applicable taxes, surcharges, demand charges, energy charges, fuel adjustment charges, and other adjustments made from time to time by the public utility company supplying electric current to the Building or any governmental authority having jurisdiction;

                  (b) "Landlord's Rate" shall mean the service classification SC4-I (Non Time of Day) (including all applicable taxes, surcharges, demand charges, energy charges, fuel adjustment charges, and other sums payable in respect thereof);

                  (c) "Basic Cost" shall mean the product of (i) Usage multiplied by (ii) Landlord's Rate.

                  (d) "Tenant's Cost" shall mean an amount equal to the sum of
(i) the Basic Cost plus (ii) eight (8%) percent of the Basic Cost for Landlord's overhead and expenses in connection with submetering.

            16.03 Landlord shall, from time to time but not more often than monthly, furnish Tenant with an invoice indicating the period during which the Usage was measured and the amount of Tenant's Cost payable by Tenant to Landlord for such period. Within thirty (30) days after receipt of each such invoice, Tenant shall pay the amount of Tenant's Cost set forth thereon to Landlord as additional rent. In addition, if any tax is imposed upon Landlord by any municipal, state or federal agency or subdivision with respect to the purchase, sale or resale of electrical energy supplied to Tenant hereunder, Tenant covenants and agrees that, where permitted by law, Tenant's Proportionate Share of such taxes shall be passed on to Tenant and included in the bill to, and paid by, Tenant to Landlord, as additional rent.

            16.04 Landlord shall not in anywise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

            16.05 In no event shall Tenant use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Demised Premises would result in an overload of the electrical circuits servicing the Demised Premises.

            16.06 Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installation. Tenant shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Demised Premises, at Tenant's sole cost and expense. All lighting tubes, lamps, bulbs and ballasts so installed shall become Landlord's property upon the expiration or sooner termination of this lease. Additionally, all fixtures, if same do not conform to the description set forth hereafter, shall be lamped and ballasted (or relamped and reballasted) throughout the Demised Premises by Tenant at its expense as follows: fluorescent fixtures shall be lamped with F40WW energy saving type lamps and ballasted with energy saving type ballasts; and incandescent fixtures shall be lamped with ER50W and ER75W type lamps.

            16.07 In the event the meter(s) installed in the Demised Premises for the measurement of electricity consumption in the Demised Premises or any alternative submetering system installed by Landlord at a later date, becomes prohibited from use, then Landlord, at its expense, may cause an independent electrical engineer chosen by Landlord or an electrical consulting firm selected by Landlord (hereinafter referred to as the "Electrical Consultant") to survey and determine Usage in, and Basic Cost for, the Demised Premises from time to time, at least once per twelve (12) month period, and the Electrical Consultant shall make such determination using criteria generally accepted in the Metropolitan New York City area and Landlord's Rate in effect at the time, and shall include the quantity and peak demand, for all electricity consumed by Tenant, plus eight (8%) percent of the Basic Cost for Landlord's expenses and administration fees. The determination made by the Electrical Consultant shall be binding on both Landlord and Tenant and such amount shall be deemed Tenant's Cost.

            16.08 Notwithstanding anything in Section 16.07 to the contrary, Tenant shall have the right as hereinafter provided, to contest any amounts determined by the Electrical Consultant pursuant to Section 16.07 as shall be due to Landlord as a result of any such survey. In the event that Tenant fails to send a written notice (hereinafter referred to as an "Objection Notice") to Landlord within thirty (30) days after the date of the Electrical Consultant's notice containing said Usage and Basic Cost, such notice shall become conclusive and binding upon Tenant. If Tenant disputes any such notice by sending an Objection Notice within the time and in the manner hereinbefore provided, then Tenant shall, at its sole cost and expense, have the right to engage an electrical engineer or electrical consulting firm (hereinafter referred to as "Tenant's Consultant") who shall promptly make a survey (hereinafter referred to as the "Disputing Survey") indicating Tenant's electrical usage in the Demised Premises. In the event that Landlord and Tenant are unable to agree on the amount of Usage and Basic Cost within thirty (30) days after the date Tenant furnishes Landlord with a copy of the Disputing Survey, then the Electrical Consultant and Tenant's Consultant shall select a mutually acceptable electrical engineer or electrical consulting firm (hereinafter referred to as the "Third Consultant") within ten (10) days after the expiration of such thirty (30) day period. The Electrical Consultant and Tenant's Consultant shall submit the dispute to the Third Consultant and the determination by the Third Consultant shall be conclusive and binding upon Landlord and Tenant. During the pendency of any such dispute, Tenant shall pay to Landlord the amount set forth in the Electrical Consultant's notice until the dispute is finally determined in accordance with the provisions of this Section and, in the event that such final determination is less than the amount set forth in the Electrical Consultant's notice, Landlord shall, at Tenant's election, refund to Tenant the amount of such excess payment or credit any such excess against any amounts then due or becoming due to Landlord under this lease. The cost of the Third Consultant shall be borne equally by Landlord and Tenant.

            16.09 Landlord shall, at no cost to Tenant, provide reasonably sufficient space in the shafts of the Building, the approximate location of which shall be reasonably acceptable to

Landlord and Tenant and which location shall be subject to availability, to allow Tenant, at Tenant's sole cost and expense, to run telephone communication feeders and cables, in conduit, from the telephone frame room in the basement of the Building to the Demised Premises. Such installation shall be performed in accordance with, and subject to, the applicable provisions of this lease, including, without limitation, Article 13 hereof.

                                   ARTICLE 17
                     Heat, Ventilating And Air-Conditioning

            17.01 Landlord, at its expense, shall maintain and operate the perimeter heating system (hereafter referred to as the "heating system") and, subject to energy conservation requirements of governmental authorities, shall furnish heat (hereinafter collectively referred to as the "heating service") in the Demised Premises through the heating system, as may be required for reasonably comfortable occupancy of the Demised Premises during "regular hours" (that is between the hours of 8:00 a.m. and 6:00 p.m.) of "business days" (which term is used herein to mean all days except Saturdays, Sundays and days (hereinafter referred to as "holidays") observed by the Federal or New York State government as legal holidays or the building service employees' union holidays) during the heating season which is on or about October 15 to on or about April 15. If Tenant shall require heating service at any other time (hereinafter referred to as "after hours") during the heating season, Landlord shall furnish such after hours service upon reasonable advance notice from Tenant, and Tenant shall pay on demand Landlord's building standard cost therefor which is presently $50.00 per hour, which amount is subject to increase as Landlord's actual out-of-pocket costs to provide such after hours service increases. In the event the after hours service is shared by other tenants, the cost thereof shall be prorated among all such tenants.

            17.02 Air-conditioning and interior heating shall be provided to the Demised Premises by means of either (a) any packaged air-conditioning system being installed by Landlord as part of Landlord's Work, if any, and/or (b) any packaged air-conditioning system being installed by Tenant as part of Tenant's Work, if any. Landlord agrees that Tenant may install at Tenant's own cost and expense, an air-conditioning system (which together with any air-conditioning system set forth in 17.02(a) and (b) above is hereinafter collectively referred to as the "Air-Conditioning System") to enable Tenant to receive, at any one time, through the Air-Conditioning System not more than an aggregate of one hundred (100) tons of air-conditioning for the Demised Premises. The costs of installation (including, without limitation, connection to any condenser water and steam sources), maintenance, repair and operation of the Air- Conditioning System shall be borne by Tenant. The connection to the Building condenser water and steam sources shall be performed by Landlord's Building contractors provided that Landlord's Building contractor shall perform such connection at a competitive rate and, if not, such connection may be performed by a contractor selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall pay Landlord a one-time tap-in charge, in the amount of $2,000.00 per each point of tap-in for such Air-Conditioning System to the extent such tap-in is a "dry" tap-in, but no tap-in charge shall be payable by Tenant in connection with a "wet" tap-in. If Landlord's Building contractor performs such connection, the connection charge shall be payable by Tenant, as additional rent within fifteen (15) days of Landlord's demand and does not include the costs for any labor, materials or services furnished to Tenant in connecting the Air-Conditioning System to the Building condenser water and steam sources. Tenant, at its sole cost and expense, shall enter into and maintain, during the term of this lease, a maintenance and service contract with respect to the Air-Conditioning System with an air-conditioning contractor approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

            17.03 Landlord shall furnish (a) steam to the Air-Conditioning System during regular hours of business days during the heating season as set forth in Section 17.01 and (b) condenser water to the Air-Conditioning System during regular hours of business days, in each case, at no charge to Tenant and in sufficient capacity to operate the Air Conditioning System. In the event Tenant requires steam or condenser water on an after hours basis, Landlord upon reasonable prior notice by Tenant, will furnish same to Tenant and Tenant covenants and agrees to pay Landlord for such furnishing of (i) steam at the rate of $50.00 per hour (hereinafter referred to as the "Steam Rate") for each hour requested by Tenant and (ii) condenser water at the rate of $0.072 (hereinafter referred to as the "Base Rate") per hour per rated ton of cooling capacity of the Air-Conditioning System as measured by a clock or similar measuring device to be installed by Tenant on the Air-Conditioning System. The Steam Rate and the Base Rate shall be subject to proportionate adjustment for increases in the actual out-of-pocket cost to Landlord in connection with the creating and furnishing of steam and/or condenser water, as the case may be, over the costs which exist as of the date hereof. All payments due under this Section shall be payable by Tenant within fifteen (15) business days after demand from Landlord therefor. Tenant may, at its sole cost and expense connect to Landlord's Building waste lines and the manner of such connection shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. All facilities, machinery and equipment related to the Air-Conditioning System shall be connected by Tenant and operated and maintained by Tenant solely at Tenant's cost and expense. All such facilities shall be solely within the Demised Premises. Tenant's blowers, chilling equipment, heating coils, fans and other facilities, equipment and machinery used in connection with the Air-Conditioning System shall operate on electricity purchased by Tenant in accordance with the provisions of Article 16 of this lease. All facilities, equipment, machinery and ducts installed by Tenant in connection with the Air-Conditioning System shall (x) be subject to Landlord's prior written approval which approval shall not be unreasonably withheld or delayed, (y) comply with Landlord's reasonable requirements as to installation, maintenance and operation, and (z) comply with all other terms, covenants and conditions of this lease applicable thereto.

            17.04

                  (a) Notwithstanding anything in this Article 17 to the contrary, Landlord agrees that Tenant may install, at Tenant's sole cost and expense and in accordance with the applicable provisions of this lease, including, without limitation, Section 17.02 hereof, a supplemental air-conditioning system (hereinafter referred to as the "Supplemental System") to enable Tenant to receive, at any one time, not more than an additional five
(5) tons of supplemental air-conditioning in the Demised Premises. The cost of installation (including, without limitation, connection to the condenser water source), maintenance and operation of the Supplemental System shall be borne by Tenant.

                  (b) Landlord shall furnish condenser water to the Supplemental System in accordance with the provisions of Section 17.03, provided, however, that with respect to the Supplemental System, Tenant shall pay for such condenser water during regular hours of business days and on an after hours basis or on days other than business days at the Base Rate, as same may increase pursuant to the provisions of Section 17.03 of the Lease. Tenant shall install a clock or similar measuring device on the Supplemental System, at its sole cost and expense, of the type set forth in Section 17.03 with respect to the Air-Conditioning System.

            17.05 In connection with Tenant's obligation to maintain and repair the Air-Conditioning System and the Supplemental System, Tenant shall enter into a maintenance contract with a licensed air-conditioning maintenance company reasonably satisfactory to Landlord to provide such maintenance and repair services. To the extent the Air-Conditioning System, or any portion thereof, is installed by Landlord as part of Landlord's Work, Tenant shall be entitled to the benefits of any guaranty or warranty given to Landlord in connection with such Air-Conditioning System.

                                   ARTICLE 18
                            Landlord's Other Services

            18.01 Landlord, at its expense, shall provide public elevator service, passenger and freight, by elevators serving the floor on which the Demised Premises are situated during regular hours of business days, and shall have at least one passenger elevator subject to call 24 hours per day, 7 days per week, 365 days per year.

            18.02 Tenant shall, at its sole cost and expense, cause the Demised Premises to be cleaned in a manner reasonably satisfactory to Landlord utilizing a cleaning contractor approved by Landlord (which approval shall not be unreasonably withheld or delayed). Tenant shall, at its sole cost and expense, store, receive and transport all refuse and rubbish from the Demised Premises in compliance with all present and future laws, orders, rules and regulations of any governmental or quasi-governmental authority having jurisdiction thereof and shall deposit such refuse and rubbish on a daily basis in a location in the Building designated by Landlord. Additionally, Tenant shall, at its sole cost and expense, cause an extermination contractor, approved by Landlord (which approval shall not be unreasonably withheld or delayed) to treat the Demised Premises, on a periodic basis, to prevent the Demised Premises from infestation by vermin or to exterminate any vermin therein. Such treatment shall be in compliance with all present and future laws, orders, rules and regulations of any governmental or quasi-governmental authority having jurisdiction. Additionally, Tenant shall, at its sole cost and expense, cause the windows in the Demised Premises, both inside and outside, to be cleaned at least one time per calendar quarter by a contractor approved by Landlord, which approval shall not be unreasonably withheld or delayed, and which window cleaning shall be performed in compliance with all present and future laws, orders, rules and regulations of any governmental or quasi-governmental authority having jurisdiction.

            18.03 Landlord, at its expense, shall furnish cold water to the floor(s) on which the Demised Premises are located through the existing wet columns for drinking, lavatory and cleaning purposes. If Tenant uses water for any other purpose Landlord, at Tenant's expense, may install meters to measure Tenant's consumption of cold water for such other purposes, as the case may be. Tenant shall pay for the quantities of cold water shown on such meters, at Landlord's cost thereof, within ten (10) days of the rendition of Landlord's bills therefor. Hot water shall be furnished to the public lavatories on the floor(s) on which the Demised Premises are located.

            18.04 Landlord, at its expense, shall maintain the listing on the Building directory of the names of Tenant and its permitted assignees and sublessees, and the names of any of their respective officers and employees, in Building standard lettering provided that the names so listed shall not take up more than six (6) lines on the Building directory. In the event Tenant shall require additional listing on the Building directory, Landlord shall, to the extent space for such additional listing is available, maintain such listings and Tenant shall pay to Landlord the then Building standard charge for each such additional listing or any substitute listings.

            18.05

                  (a) Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this lease, to stop service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control. Landlord shall take reasonable steps to minimize any inconvenience to Tenant in connection with such stoppage.

                  (b) Notwithstanding anything to the contrary contained in this lease, if, as a result of (i) Landlord's failure to provide any service under this lease which is required to be provided by Landlord, or (ii) Landlord's failure to make or complete repairs to the Demised Premises and/or the Building which it is required to make and complete pursuant to the provisions of this lease or, (iii) in connection with making any such repair, Landlord materially interferes with Tenant's use of the Demised Premises, in each case resulting from causes other than the act, omission or negligence of Tenant, or its agents, employees, contractors or invitees, or, with respect to items (i) and (ii) above, of any public utility company serving the Building, Tenant is unable to use all or any portion of the Demised Premises in the normal course of its business and does not use all or such portion of the Demised Premises for a period in excess of fifteen (15) consecutive business days by reason of such failure, then Tenant shall be entitled to an abatement of fixed rent from and after the sixteenth (16th) business day through the day when such service is restored or repairs are completed based upon the ratio that the rentable square foot area of the Demised Premises not used by Tenant bears to the rentable square foot area of the Demised Premises. The foregoing provisions shall not apply in the event the Demised Premises are damaged in whole or part as a result of fire or other casualty, which is dealt with in other provisions of this lease.

            18.06 Landlord shall, at no cost to Tenant, provide reasonably sufficient space in the shafts of the Building, the approximate location of which shall be reasonably acceptable to Landlord and Tenant and which location shall be subject to availability, to allow Tenant, at Tenant's sole cost and expense, to run telephone communication feeders and cables, in conduit, from the telephone frame room in the basement of the Building to the Demised Premises. Such installation shall be performed in accordance with, and subject to, the applicable provisions of this lease, including, without limitation, Article 13 hereof.

                                   ARTICLE 19
                  Access, Changes In Building Facilities, Name

            19.01 All except the inside surfaces of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance) and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord.

            19.02 Tenant shall permit Landlord to install, use, replace and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Demised Premises.

            19.03 Landlord or Landlord's agent shall have the right, upon reasonable advance request (except in emergency as hereafter provided where no request need be made) to enter and/or pass through the Demised Premises or any part thereof, except for areas that Tenant has identified to Landlord in writing where money or other valuables are kept (hereinafter referred to as "security areas") at reasonable times during reasonable hours, (i) to examine the Demised Premises and to show them to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and (ii) for the purpose of making such repairs or changes in or to the Demised Premises or in or its facilities, as may be provided for by this lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be reasonably required for such repairs, changes, repainting or maintenance to the Demised Premises only, without liability to Tenant, but Landlord shall not unreasonably interfere with Tenant's use of the Demised Premises and shall not store same overnight in the Demised Premises in an amount in excess of that which is necessary to continue such work the next day. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building. In such circumstances of emergency, a policeman or fireman shall accompany Landlord's entry into any security area whenever possible and Landlord will endeavor to give Tenant notice prior to such entry and if Landlord is unable to notify Tenant at or prior to such entry, Landlord will give Tenant prompt notice after such entry.

            19.04 During the period of twelve (12) months prior to the Expiration Date Landlord may, upon reasonable advance notice, exhibit the Demised Premises to prospective tenants.

            19.05 Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, and without it constituting an actual or constructive eviction, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the size, composition, number, arrangement or location of the public entrances, doors, doorways, halls, passages, elevators, escalators and stairways and other public portions thereof, as it may deem necessary or desirable, provided that (a) the services required to be provided to Tenant pursuant to the provisions of this lease shall not be adversely affected, and (b) the size of the Demised Premises shall not be reduced and (c) Tenant shall, at all times, have ingress and egress to and from the Building and the Demised Premises and (d) such changes will not materially interfere with Tenant's business within the Demised Premises.

            19.06 Landlord may adopt any name for the Building. Landlord reserves the right to change the name or address of the Building at any time.

            19.07 For the purposes of Article 19, the term "Landlord" shall include lessors of leases and the holders of mortgages to which this lease is subject and subordinate as provided in Article 7.

            19.08 Any reservation in this lease of a right by Landlord to enter upon the Demised Premises and to make or perform any repairs, alterations or other work in, to or about the Demised Premises which, in the first instance, is the obligation of Tenant pursuant to this lease shall not be deemed to: (i) impose any obligation on Landlord to do so, (ii) render Landlord liable (to Tenant or any third party) for the failure to do so, or (iii) relieve Tenant from any obligations to indemnify Landlord as otherwise provided elsewhere in this lease

            19.09 Landlord agrees that, subject to the provisions of Section 21.03, access to the Demised Premises and the Building will be available to Tenant 24 hours per day, 7 days per week, 365 days per year, subject to Landlord's reasonable security measures for the Building. A lobby desk shall be located in the Building lobby and shall be staffed 24 hours per day, 7 days per week.

                                   ARTICLE 20
                               Notice Of Accidents

            20.01 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises for which Landlord might be liable, (ii) all fires in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air- conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof.

                                   ARTICLE 21
                        Non-Liability And Indemnification

            21.01 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purpose herein permitted, will be brought upon or be kept in the Demised Premises.

            21.02

                  (a) Tenant shall indemnify and save harmless Landlord and its members. employees, officers, directors, agents against and from (i) any and all claims (x) arising from (A) the conduct or management of the Demised Premises or of any business therein, or (B) any work done, or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the Demised Premises during the term of this lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (y) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors even if the claims described in (x) or (y) above arise out of the concurrent negligence of Landlord, and (ii) all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys' fees and expenses. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding by attorneys reasonably acceptable to Landlord, Landlord agreeing that the attorneys for the insurance company providing Tenant's insurance are acceptable.

                  (b) Landlord shall indemnify and save harmless Tenant and its partners, directors, officers, employees and agents against and from (i) any and all claims (x) arising from (A) the conduct or management of the Building (other than the Demised Premises) or of any business therein, or (B) any work or thing whatsoever done, or any condition created (other than by Tenant) in or about the Building (other than the Demised Premises) during the term of this lease, or (y) arising from any negligent or otherwise wrongful act or omission of Landlord or any of its tenants or licensees or its or their employees, agents or contractors if, and only if, the claims described in (x) or (y) above arise out of the sole negligence, gross negligence or willful misconduct of Landlord or its agents and employees, and (ii) all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys' fees and expenses.. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by attorneys reasonably acceptable to Tenant, Tenant agreeing that the attorneys for the insurance company providing Landlord's insurance are acceptable.

            21.03 Except as otherwise expressly provided in this lease, this lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, acts of God or other like cause beyond Landlord's reasonable control.


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

                                   ARTICLE 22
                              Destruction Or Damage

            22.01 If the Building or the Demised Premises shall be damaged or destroyed by fire or other cause, Landlord, within ninety (90) days after such damage or destruction, shall deliver to Tenant an estimate of the time (hereinafter referred to as the "Estimated Time") required to repair or restore the damage or destruction, prepared by an independent contractor or architect (such estimate being hereinafter referred to as the "Estimate"). If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored in accordance with the provisions of Section 22.03. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable or inaccessible on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises for the conduct of its business during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

            22.02 If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than 40% of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this lease by giving Tenant notice to such effect within one hundred-eighty (180) days after the date of the casualty. In case of any damage or destruction mentioned in this Article Tenant may terminate this lease, (a) by notice to Landlord sent within thirty (30) days after receipt of the Estimate if the Estimated Time exceeds twelve (12) months or, (b) if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within twelve (12) months from the date of such damage or destruction, or within such period after such date (not exceeding three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control, by notice to Landlord sent within thirty
(30) days after such twelve (12) month period (as same may be extended pursuant to the provisions of Section 22.02(b)) or (c) by notice to Landlord sent within thirty (30) days of receipt of the Estimate if such damage or destruction occurs during the last two (2) years of the term hereof and the Estimated Time exceeds nine (9) months, or (d) if such damage or destruction occurs during the last two
(2) years of the term hereof if Landlord shall not have completed


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

making the required repairs and restoration and rebuilt the Building and Demised Premises within nine (9) months from the date of such damage or destruction, by notice to Landlord sent within thirty (30) days after such nine (9) month period.

            22.03 If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this lease shall not have been terminated as in this Article provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property nor to restore any Tenant's Work or Tenant's Changes.

            22.04 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy.

            22.05 Notwithstanding any of the foregoing provisions of this Article, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of the uncollected insurance proceeds.

            22.06 Landlord will not carry insurance of any kind on Tenant's Property, Tenant's Changes or Tenant's Work, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

            22.07 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.


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

                                   ARTICLE 23
                                 Eminent Domain

            23.01 If the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title in such taking (which date is hereinafter also referred to as the "date of the taking"), and the rents shall be prorated and adjusted as of such date.

            23.02 If only a part of the Building shall be so taken, this lease shall be unaffected by such taking, except that Tenant may elect to terminate this lease in the event of a partial taking of the Demised Premises if the remaining area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business. Tenant shall give notice of such election to Landlord not later than thirty (30) days after (i) notice of such taking is given by Landlord to Tenant, or (ii) the date of such taking, whichever occurs sooner. Upon the giving of such notice by Tenant this lease shall terminate on the date of such taking and the rents shall be prorated as of such termination date. Upon such partial taking and this lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent for the Demised Premises and additional rent payable pursuant to
Article 5 shall be appropriately adjusted according to the rentable area remaining.

            23.03 Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this lease and Tenant shall receive no part of such award, except as hereinafter expressly provided in this Article. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award. Notwithstanding anything herein to the contrary, Tenant may, at its sole cost and expense, make a claim with the condemning authority for Tenant's moving expenses, the value of Tenant's fixtures or Tenant's Changes which do not become part of the Building or property of Landlord, provided however that Landlord's award is not thereby reduced or otherwise adversely affected.

            23.04 If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Demised Premises and, if so awarded, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and


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

shall continue to pay in full the fixed rent and additional rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period prior to the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All moneys received by Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the rents hereunder have been paid by Tenant shall be received, held and applied by Tenant as a trust fund for payment of the rents falling due hereunder.

            23.05 In the event of any taking of less than the whole of the Building which does not result in a termination of this lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, and to the extent any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially the condition existing prior to such taking to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises.

            23.06 Should any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article, then (i) if such compliance is the obligation of Tenant under this lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this lease, the fixed rent hereunder shall be reduced and additional rents under Article 5 shall be adjusted in the same manner as is provided in Section 23.02 according to the reduction in rentable area of the Demised Premises resulting from such taking.

            23.07 Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 34.

                                   ARTICLE 24
                               Surrender; Holdover

            24.01 On the last day of the term of this lease, or upon any earlier termination of this lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order and in broom clean condition, except for ordinary wear and tear and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this lease and shall restore the Demised Premises wherever such removal results in damage thereto.


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

            24.02

                  (a) In the event this lease is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the term of this lease, and if Landlord shall then not proceed to remove Tenant from the Demised Premises in the manner permitted by law (or shall not have given written notice to Tenant that Tenant must vacate the Demised Premises) irrespective of whether or not Landlord accepts rent from Tenant for a period beyond the Expiration Date, the parties hereby agree that Tenant's occupancy of the Demised Premises after the expiration of the term shall be under a month-to-month tenancy commencing on the first day after the expiration of the term, which tenancy shall be upon all of the terms set forth in this lease except Tenant shall pay on the first day of each month of the holdover period as fixed rent, an amount equal to two (2) times one-twelfth of the fixed rent and additional rent payable by Tenant during the last year of the term of this lease (i.e., the year immediately prior to the holdover period). Further, Landlord shall not be required to perform any work, furnish any materials or make any repairs within the Demised Premises during the holdover period. It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the original term or after the expiration of any term created thereafter, proceed to remove Tenant from the Demised Premises as a holdover, the fixed rent for the use and occupancy of the Demised Premises during any holdover period shall be calculated in the same manner as set forth above. In addition to the foregoing, Landlord shall be entitled to recover from Tenant any losses or damages arising from such holdover.

                  (b) Notwithstanding anything to the contrary contained in this lease, the acceptance of any rent paid by Tenant pursuant to subsection 24.02(a) above shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 232-c of the Real Property Law of the State of New York.

                  (c) All damages to Landlord by reason of holding over by Tenant may be of the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

                                   ARTICLE 25
                            Conditions Of Limitation

            25.01 To the extent permitted by applicable law this lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of all or substantially all of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or


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

insolvency law, or whenever a petition shall be filed against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues unstayed for one hundred twenty (120) days, Landlord may give Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 27.

            25.02 This lease and the term and estate hereby granted are subject to the further limitation that:

                  (a) whenever Tenant shall default in the payment of any installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for five (5) business days after Landlord shall have given Tenant a notice specifying such default; or

                  (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Section 10.02) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary; or

                  (c) whenever any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 9; or


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

                  (d) whenever Tenant shall abandon the Demised Premises (unless as a result of a casualty) unless Tenant provides, at its sole cost and expense, reasonable security measures to prevent unauthorized access to the Demised Premises, or

                  (e) when Tenant shall be in default in the observance or performance of its obligations under any other lease in the Building,

then in any of said cases set forth in the foregoing Subsections (a), (b), (c)
(d) and (e), Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

                                   ARTICLE 26
                              Re-Entry By Landlord

            26.01 If Tenant shall default in the payment of any installment of fixed rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for five (5) business days after Landlord shall have given to Tenant a notice specifying such default, or if this lease shall expire as in Article 25 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by any lawful measures, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this lease under the provisions of Article 25 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

            26.02 In the event of a breach or threatened breach by Tenant of any of its obligations under this lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled


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

at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

            26.03 If this lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 27 or pursuant to law.

                                   ARTICLE 27
                                     Damages

            27.01 If this lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of
Article 26, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                        (a) a sum which at the time of such termination of this lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, discounted to present value at the rate of six (6%) percent per annum, of:

                  1. the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this lease not so terminated or had Landlord not so re-entered the Demised Premises; over

                  2. the aggregate rental value of the Demised Premises for the same period; or

                        (b) sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the


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

Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

            27.02 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re- entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this lease or re-entry on the Demised Premises for the default of Tenant under this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 27.01.


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

                                   ARTICLE 28
                                     Waiver

            28.01 Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as herein provided.

            28.02 In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

            28.03 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

            28.04 The provisions of Articles 17 and 18 shall be considered expressed agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services unless Tenant agrees, in writing, to pay to Landlord, as additional rent, Landlord's reasonable charges for any additional services provided.

            28.05 If, at any time during the term of this lease, any requirement of public authority shall have the effect of limiting, for any period of time, the amount of the rents payable by Tenant, or receivable by Landlord, under this lease, and the maximum rents so permitted to be paid by Tenant, or received by Landlord, hereunder shall be less than the rents herein reserved, then:

                  (a) throughout the period of limitation, Tenant shall remain liable for the maximum amount of rents that is lawfully payable; and

                  (b) if and when the period of limitation ends, the requirement of public authority imposing such limitation is repealed, or such limitation is restrained or rendered unenforceable by any order or ruling of a court of appropriate jurisdiction:

                        (i) to the extent that the same is not prohibited by any requirement of public authority, Tenant shall pay to Landlord, on demand, all amounts that would have been due from Tenant to Landlord during the period of limitation, but that were not paid because of the requirements of public authorities; and

                        (ii) thereafter, to the extent permitted by applicable law, Tenant shall pay to Landlord all of the rents reserved under this lease, all of which shall be calculated as if there had been no intervening period of limitation.

                                   ARTICLE 29
                        No Other Waivers Or Modifications

            29.01 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

            29.02 The following specific provisions of this Section shall not be deemed to limit the generality of any of the foregoing provisions of this
Article:

                  (a) no agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting.

                  (b) the receipt by Landlord of rent with knowledge of breach of any obligation of this lease shall not be deemed a waiver of such breach;

                  (c) no payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this lease or at law provided.

                                   ARTICLE 30
                    Curing Tenant's Defaults, Additional Rent

            30.01

                  (a) if Tenant shall default in the performance of any of Tenant's obligations under this lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) five (5) business days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 25.02 or elsewhere in this lease for cure of such default, whichever occurs later;

                  (b) if Tenant is late in making any payment due to Landlord from Tenant under this lease for seven (7) or more days, then interest shall become due and owing to Landlord on such payment from the date when it was due computed at the rate of four (4%) percent per annum over the Base Rate but in no event in excess of the maximum legal rate of interest chargeable to corporations in the State of New York.

            30.02 Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable and actual out-of-pocket counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills.

                                   ARTICLE 31
                                     Broker

            31.01 Landlord and Tenant covenant, warrant and represent to each other that they have not dealt with any broker or finder except Insignia/ESG, Inc., the rental agent for the Building (hereinafter referred to as the "Broker") concerning the renting of the Demised Premises to Tenant. Landlord and Tenant agree to hold the other harmless against any claims for a brokerage commission arising out of any assertion by any broker or finder except the Broker that it dealt with such indemnifying party with respect to the renting of the Demised Premises to Tenant. Landlord agrees to pay any fee or commission owing to the Broker pursuant to separate agreement made by Landlord and Broker.

                                   ARTICLE 32
                                     Notices

            32.01 Except for rent bills and emergency repair notices (which may be hand-delivered or sent via facsimile machine and shall be deemed given upon receipt) any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building), or sent via nationally recognized overnight courier providing for receipted delivery and shall be deemed to have been given, rendered or made (a) if so mailed, three (3) days after the day so mailed, and
(b) if sent via nationally recognized overnight courier, on the date of receipt or rejection. Copies of notices to Tenant of Tenant's default shall be sent to Reid, Smith, Shaw & McClay LLP, 375 Park Avenue, New York, New York 10152, attention: Joseph M. Marger, Esq. Either party may, by notice as aforesaid,


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

designate a different address or addresses for notices, statements, demands or other communications intended for it.

                                   ARTICLE 33
                              Estoppel Certificate

            33.01 Each party agrees, at any time and from time to time, as requested by the other party, upon not less than twenty (20) days' prior notice, to execute and deliver to the other a statement certifying (a) that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this lease have been exercised, (b) certifying the dates to which the fixed rent and additional rent have been paid and the amounts thereof, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing. Additionally, Tenant's Statement shall contain such other information as shall be reasonably required by the holder or proposed holder of any superior mortgage or the lessor or proposed lessor under any superior lease.

                                   ARTICLE 34
                                   Arbitration

            34.01 Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this lease as the appropriate remedy. The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter jointly apply to the American Arbitration Association (or any organization successor thereto) in the City and County of New York for the appointment of a single arbitrator.

            34.02 The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this lease.

            34.03 If for any reason whatsoever a written decision and award of the arbitrator shall not be rendered within ninety (90) days after the appointment of such arbitrator, then at any time thereafter before such decision and award shall have been rendered either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this lease.

            34.04 All the expenses of the arbitration shall be borne by the parties equally except that each party shall be responsible for the payment of its own legal fees and disbursements and expert witness fees.

                                   ARTICLE 35
         No Other Representations, Construction, Governing Law, Consents

            35.01 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease. This lease and said other written agreement(s) made concurrently herewith are hereinafter referred to as the "lease documents". It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the lease documents, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the lease documents, made by the other.

            35.02 If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

            35.03 This lease shall be governed in all respects by the laws of the State of New York.

            35.04 Wherever in this lease Landlord's consent or approval is required, if Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment or for a determination as to whether Landlord reasonably withheld its consent pursuant to either (a) the Simplified Procedure For Court Determination of Disputes as set forth in the CPLR ss.3031 et seq. (or any successor thereto), or
(b) arbitration under the Expedited Procedures provisions (presently Rules 53 through 57, as same may be amended from time to time) of the American Arbitration Association (or successor thereto) in the City of New York (and the fees and


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

expenses of such arbitration shall be borne by the unsuccessful party), and, if Tenant elects either (a) or (b) above, the decision shall be final and conclusive on the parties.

                                   ARTICLE 36
                                  Parties Bound

            36.01 The obligations of this lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 9 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 25. However, the obligations of Landlord under this lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

            36.02 Tenant shall look only to Landlord's estate and property in the Building (or the rental proceeds thereof or the proceeds derived from the sale of the Building and/or the Land) and, where expressly so provided in this lease, to offset against the rents payable under this lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any partner, member, officer or director thereof, disclosed or undisclosed shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises.

                                   ARTICLE 37
                      Certain Definitions And Construction

            37.01 For the purposes of this lease and all agreements supplemental to this lease, unless the context otherwise requires the definitions set forth in Exhibit E annexed hereto shall be utilized.

            37.02 The various terms which are bolded or underlined and defined in other Articles of this lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this lease and all agreements supplemental thereto, unless the context shall otherwise require.

                                   ARTICLE 38
              Adjacent Excavation And Construction; Shoring; Vaults

            38.01 If an excavation or other substructure work shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as shall be reasonably necessary to preserve the wall of or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement or rent.

            38.02 No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan or anything contained elsewhere in this lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

                                   ARTICLE 39
                                 Renewal Option

            39.01

                  (a) Provided that this lease shall be in full force and effect without a default on the part of Tenant under this lease, on the date Tenant exercises the "Renewal Option" (as hereinafter defined) which default continues after notice and the expiration of any applicable cure period, Tenant shall have the option (hereinafter referred to as the "Renewal Option") to renew this lease for a renewal term (hereinafter referred to as the "Renewal Term") of five (5) years, to commence on the day (hereinafter referred to as the "Renewal Term Commencement Date") next succeeding the Expiration Date and to expire on the day (herein referred to as the Renewal Term Expiration Date") which shall be the fifth (5th) anniversary of the Expiration Date.

                  (b) Tenant shall exercise the Renewal Option by sending written notice thereof (which notice is hereinafter referred to as the "Renewal Notice")


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

to Landlord by registered or certified mail, return receipt requested, on or before the day which shall be twelve (12) months next preceding the Expiration Date. If Tenant shall send the Renewal Notice within the time and in the manner hereinbefore provided, this lease shall be deemed renewed for the Renewal Term upon the terms, covenants and conditions hereinafter contained. If Tenant shall fail to send the Renewal Notice within the time and in the manner hereinbefore provided, the Renewal Option shall cease and terminate, and Tenant shall have no further option to renew this lease.

            39.02 The Renewal Term, if any, shall be upon, and subject to, all of the terms, covenants and conditions provided in this lease for the original term hereof, except that:

                  (a) Any terms, covenants, or conditions hereof that are expressly or by their nature inapplicable to the Renewal Term (including, without limitation, Articles 3 and 4 hereof) shall not apply during the Renewal Term; and

                  (b) The annual fixed rent payable by Tenant during the Renewal Term (hereinafter referred to as the "Renewal Rent"), subject to adjustment as otherwise in this lease provided, shall be an amount equal to the fair market rental value of the Demised Premises, to be determined as provided in Section
39.03 hereof and to be calculated as of the "Determination Date" (as defined in Section 39.03) on the basis of a five (5) year letting of the Demised Premises.

            39.03 In the event that Tenant shall exercise the Renewal Option as provided in Section 39.01 hereof, the Renewal Rent shall be determined jointly by Landlord and Tenant, and such determination shall be confirmed in a writing (hereinafter referred to as the "Rental Agreement") to be executed in recordable form by Landlord and Tenant not later than the day (hereinafter referred to as the "Determination Date") which shall be ninety (90) days next preceeding the Expiration Date. In the event that Landlord and Tenant shall have failed to join in executing the Rental Agreement on or before the Determination Date because of their failure to agree upon the Renewal Rent then the Renewal Rent shall be determined by arbitration as follows:

                  (a) Landlord and Tenant shall each appoint an arbitrator by written notice given to the other party hereto not later than thirty (30) days after the Determination Date. If either Landlord or Tenant shall have failed to appoint an arbitrator within such period of time and thereafter shall have failed to do so by written notice given within a period of five (5) days after notice by the other party requesting the appointment of such arbitrator, then such arbitrator shall be appointed by the American Arbitration Association or its successor (the branch office of which is located in or closest to the City and State of New York), upon request of either Landlord or Tenant, as the case may be;

                  (b) The two (2) arbitrators appointed as above provided shall attempt to reach an agreement as to the rental for the Renewal Term and in the event they are unable to do so within thirty (30) days after their joint appointment, then they shall appoint a third (3rd) arbitrator by written notice given to both Landlord and Tenant, and, if they fail to do so by written notice given within sixty (60) days after their appointment, such third (3rd) arbitrator shall be appointed as above provided for the appointment of an arbitrator in the event either party fails to do so;

                  (c) All of such arbitrators shall be real estate appraisers having not less than ten (10) years experience in appraising the value of leasehold interests in real estate similar to the Building located within the City of New York and who are members of M.A.I. or S.R.E.A.;

                  (d) The three arbitrators, selected as aforesaid, forthwith shall convene and render their decision in accordance with the then applicable rules of the American Arbitration Association or its successor, which decision shall be strictly limited to a determination of the Renewal Rent within twenty
(20) days after the appointment of the third (3rd) arbitrator. The decision of such arbitrators shall be in writing and such decision shall be the average of the two arbitrators' determinations coming closest to each other and, insofar as the same is in compliance with the provisions and conditions of this Section
39.03 hereof shall, be binding upon Landlord and Tenant. Duplicate original counterparts of such decision shall be sent forthwith by the arbitrators by certified mail, return receipt requested, to both Landlord and Tenant. The arbitrators, in arriving at their decision, shall be entitled to consider all testimony and documentary evidence that may be presented at any hearing, as well as facts and data which the arbitrators may discover by investigation and inquiry outside such hearings. If, for any reason whatsoever, a written decision of the arbitrators shall not be rendered within twenty (20) days after the appointment of the third (3rd) arbitrator, then, at any time thereafter before such decision shall have been rendered, either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper, to determine the question in dispute consistently with the provisions of this lease. The cost and expense of such arbitration, action, proceeding, or otherwise shall be borne equally by Landlord and Tenant.

            39.04 In the event that Tenant shall exercise the Renewal Option and the Renewal Rent shall not be finally determined pursuant to the terms of
Section 39.03 hereof on or before the Renewal Term Commencement Date then:

                  (a) The annual fixed rent payable by Tenant during the Renewal Term until the Renewal Rent shall be so finally determined shall, subject to adjustment as herein provided, be equal to the fixed rent on a per square foot basis payable during the last


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

year of the initial term of this lease multiplied by the then rentable square footage of the Demised Premises (hereinafter referred to as the "Interim Renewal Minimum Rent"), and

                  (b) In the event that the Renewal Rent as finally determined pursuant to the terms of Section 39.03 hereof, shall be greater or less than the Interim Renewal Minimum Rent (i) the annual fixed rent payable by Tenant for the balance of the Renewal Term shall be and become the Renewal Rent as finally determined, and (ii) Tenant shall forthwith pay to Landlord, or Landlord shall repay to Tenant, as the case may be, an amount equal to the difference between
(x) the sum of the actual rental payments paid to Landlord during the Renewal Term before such final determination and (y) the sum of the rental payments that Tenant would have paid to Landlord if the Renewal Rent were finally determined prior to the Renewal Term Commencement Date.

                                   ARTICLE 40
                                 Temporary Space

            40.01 During the period (hereinafter referred to as the "Temporary Period") commencing on the later to occur of (a) January 1, 2000 and (b) the date which shall be fifteen (15) days after the date of mutual execution and delivery of this lease and continuing until the date that shall be the earlier to occur of (a) the six (6) month anniversary of the Commencement Date and (b) the date Tenant commences business in the Demised Premises (such date being hereinafter referred to as the "Temporary Space Expiration Date"), Landlord shall make available to Tenant the space set forth on Exhibit C annexed hereto and made a part hereof (hereinafter referred to as the "Temporary Space") which Landlord and Tenant agree shall be deemed to consist of 4,750 rentable square feet, for temporary occupancy by Tenant during such period that Tenant is performing Tenant's Work. Tenant shall pay Landlord on account of its use of the Temporary Space, as additional rent, the amount (hereinafter referred to as the "Temporary Space Rent") of $126,817.50 per annum ($10,568.13 per month) payable on the first day of each calendar month during the Temporary Period, which Temporary Space Rent includes $12,567.50 per annum ($1,047.29 per month) on account of electricity furnished to the Temporary Space by Landlord.

            40.02 Such occupancy shall be upon all of the terms, covenants and conditions of this Lease except that the provisions of Sections 1.03, 1.04, 1.08, 16.01, 16.02, 16.07 and 1608 and Articles 4, 5, 31 and 39 shall not apply to the Temporary Space.

            40.03 Tenant shall accept the Temporary Space in "as is" condition.

            40.04 Notwithstanding anything herein to the foregoing, in the event Tenant fails to surrender vacant possession of the entire Temporary Space to Landlord on or before the Temporary Space Expiration Date, then from and after the Temporary Space Expiration Date, up


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

to and including the date Tenant surrenders vacant possession of the entire Temporary Space to Landlord, the reference in Section 24.02(a) to "fixed rent and additional rent payable by Tenant under this lease" shall be deemed to refer to the Temporary Space Rent and the provisions of Section 24.02(b) and (c) shall apply with respect thereto with the reference in Section 24.02(b) to "any rent paid by Tenant pursuant to Section 24.02(a) above" being deemed to refer to the Temporary Space Rent.

            40.05 Nothing herein shall be deemed an agreement of, or consent by, Landlord to allow Tenant to remain in possession of the Temporary Space, or any portion thereof, beyond the Temporary Space Expiration Date and if Tenant does not surrender vacant possession of the entire Temporary Space to Landlord by the Temporary Space Expiration Date, Landlord shall be entitled to exercise all rights available to it at law, in equity and/or under this lease for a holdover by Tenant with respect to the Temporary Space.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.


                              LANDLORD:

                              450 WESTSIDE PARTNERS, LLC,
                              a Delaware limited liability company

                              By:   MAX AG 450, LLC,

                                    By:  Max Capital Management Corp.,
                                         a Member

                              By
                                 -----------------------------------------
                                    Title:

                              TENANT

                              WEBSTAKES, INC.

                              By
                                 -----------------------------------------

                              Tenant's Employer Identification No.

                              --------------------------------------------

STATE OF NEW YORK             )
                              )ss.:
COUNTY OF NEW YORK            )

      On the _____ day of ___________, in the year ______ before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                    --------------------------
                                          Notary Public


STATE OF NEW YORK       )
                        )ss::
COUNTY OF NEW YORK      )

      On the _____ day of ___________, in the year ______ before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                    --------------------------
                                          Notary Public

                      - - - - - - - - - - - - - - - - - - -

                                    EXHIBIT A
                                   DESCRIPTION

                      - - - - - - - - - - - - - - - - - - -

      ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

      ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

      BEGINNING at a point at the corner formed by the intersection of the easterly side of 10th Avenue and the northerly side of West 31st Street;

      RUNNING THENCE, northerly along the easterly side of 10th Avenue, North 62 degrees 05 minutes 13 seconds East, 455 feet to the corner formed by the intersection of the easterly side of 10th Avenue and the southerly side of West 33rd Street;

      THENCE, easterly along the southerly side of West 33rd Street, South 27 degrees 54 minutes 47 seconds East 302 feet;

      THENCE, southerly and parallel with the easterly side of 10th Avenue, South 62 degrees 05 minutes 13 seconds West 455 feet to the northerly side of West 31st Street;

      THENCE, westerly along the northerly side of West 31st Street, North 27 degrees 54 minutes 47 seconds West 302 feet to the point or place of BEGINNING.


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

                      - - - - - - - - - - - - - - - - - - -

                                    EXHIBIT B
                                   FLOOR PLAN

                      - - - - - - - - - - - - - - - - - - -

                       (Follows immediately on next page)

                      - - - - - - - - - - - - - - - - - - -

                                    EXHIBIT C
                                 TEMPORARY SPACE

                      - - - - - - - - - - - - - - - - - - -

                       (Follows immediately on next page)

                      - - - - - - - - - - - - - - - - - - -

                                    EXHIBIT D
                              RULES AND REGULATIONS

                      - - - - - - - - - - - - - - - - - - -

            1. The rights of tenants in the entrances, corridors and elevators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

            2. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule. Canvassing, soliciting or peddling in the Building is prohibited and every tenant shall co-operate to prevent the same.


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            3. No tenant shall obtain or accept for use in its premises towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such reasonable regulations as may be fixed by Landlord and applied in a non-discriminatory manner.

            4. No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, except that the name of the tenant may be displayed on the entrance door of the tenant's premises, and in the elevator lobbies of the floors which are occupied entirely by any tenant, subject to the approval of Landlord as to the size, color and style of such display except that Landlord's consent shall not be required with respect to Tenant's standard logo or color scheme. The inscription of the name of the tenant on the door of the tenant's premises shall be done by Landlord at the expense of the tenant. Listing of the name of the tenant on the directory boards in the Building shall be done by Landlord at its expense; any other listings shall be in the discretion of Landlord.

            5. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by Landlord shall be used in a tenant's premises. Linoleum, tile or other floor covering shall be laid in a tenant's premises only in a manner approved by Landlord.

            6. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant's premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of Tenant and in such manner as Landlord shall determine. The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon previous notice to Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger's license. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the building.

            7. No machines or mechanical equipment of any kind, other than typewriters and other ordinary portable business machines and similar typical office equipment, may be installed or operated in any tenant's premises without Landlord's prior written consent, and in no


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case (even where the same are of a type so excepted or as so consented to by
Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

            8. No noise, including the playing of any musical instruments, radio or television, which, in the reasonably judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant, and no cooking shall be done in the tenant's premises, except as expressly approved by Landlord or as otherwise expressly permitted pursuant to the terms of this lease. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

            9. No acids, vapors, paper towels or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

            10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Additional keys for a tenant's premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord.

            11. All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time.

            12. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.


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            13. All windows in each tenant's premises shall be kept closed and all blinds therein, if any, above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant's premises.

            14. Landlord reserves the right, upon reasonable advance notice to Tenant, to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.


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                      - - - - - - - - - - - - - - - - - - -

                                    EXHIBIT E
                                   DEFINITIONS

                      - - - - - - - - - - - - - - - - - - -

            (a) The term mortgage shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term mortgagee shall include such a trustee.

            (b) The terms include, including and such as shall each be construed as if followed by the phrase "without being limited to".

            (c) The term obligations of this lease, and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

            (d) The term Tenant's obligations hereunder, and words of like import, and the term Landlord's obligations hereunder, and words of like import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to performance of either party's obligations under this lease shall be construed as "performance and observance".

            (e) Reference to Tenant being or not being in default hereunder, or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Section 25.01 has occurred and continues or has not occurred or does not continue, as the case may be.

            (f) References to Landlord as having no liability to Tenant or being without liability to Tenant, shall mean that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent except as otherwise expressly permitted pursuant to the terms of this lease, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant's use or occupancy of the Demised Premises.


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            (g) The term laws and/or requirements of public authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

            (h) The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

            (i) The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

            (j) Reference to termination of this lease includes expiration or earlier termination of the term of this lease or cancellation of this lease pursuant to any of the provisions of this lease or to law. Upon a termination of this lease, the term and estate granted by this lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

            (k) The term in full force and effect when herein used in reference to this lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this lease), as would entitle Landlord to terminate this lease or to dispossess Tenant.

            (l) The term Tenant shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of Tenant's estate and interest granted by this lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.


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            (m) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

            (n) The rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

            (o) All references in this lease to numbered Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this lease, and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

            (p) The term "control" shall mean ownership of more than fifty (50%) percent of all the voting stock of a corporation or more than fifty (50%) percent of all the legal and equitable interest in any other entity.

            (q) The term "Base Rate" shall mean the prime rate of The Chase Manhattan Bank (or Citibank, N.A. if The Chase Manhattan Bank shall not then have an established prime rate; or the prime rate of any major banking institution doing business in New York City, as selected by Landlord, if none of the aforementioned banks shall be in existence or have an established prime rate) at the time of in question.


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                      - - - - - - - - - - - - - - - - - - -

                                    EXHIBIT F
                            CERTIFICATE OF OCCUPANCY

                      - - - - - - - - - - - - - - - - - - -

                       (Follows immediately on next page)


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